                                                                   EXHIBIT 10.01

                      MARYLAND FULL-SERVICE OFFICE LEASE

                               PARK VIEW BUILDING

                                 by and between

             PARKVIEW OFFICE BUILDING LIMITED PARTNERSHIP, Landlord

                 by COLUMBIA MANAGEMENT, INC., Managing Agent,

                                      and

                         RWD TECHNOLOGIES, INC., Tenant

                               TABLE 0F CONTENTS
                               -----------------

  1.  SUMMARY OF TERMS.................................................  1
      ----------------
  2.  DEFINITIONS......................................................  3
      -----------
  3.  LEASED PREMISES; MEASUREMENT: EXPANSION; DOWNSIZING..............  4
      ---------------------------------------------------
  4.  TERM AND COMMENCEMENT OF TERM....................................  7
      -----------------------------
  5.  ACCEPTANCE OF PREMISES AND TENANT IMPROVEMENTS...................  8
      ----------------------------------------------
  6.  RENT.............................................................  9
      ----
  7.  OPERATING COST ESCALATIONS....................................... 10
      --------------------------
  8.  USE, CARE AND REPAIR 0F PREMISES BY TENANT....................... 14
      ------------------------------------------
  9.  RULES AND REGULATIONS............................................ 15
      ---------------------
 10.  COMMON AREA...................................................... 15
      -----------
 11.  SERVICES AND UTILITIES........................................... 16
      ----------------------
 12.  ELECTRIC CURRENT................................................. 17
      ----------------
 13.  LOSS, DAMAGE AND INJURY.......................................... 17
      -----------------------
 14.  REPAIRS BY LANDLORD.............................................. 17
      -------------------
 15.  ALTERATIONS, TITLE AND PERSONAL PROPERTY......................... 18
      ----------------------------------------
 16.  INSURANCE........................................................ 19
      ---------
 17.  DAMAGE AND DESTRUCTION........................................... 21
      ----------------------
 18.  CONDEMNATION..................................................... 22
      ------------
 19.  BANKRUPTCY....................................................... 22
      ----------
 20.  DEFAULT PROVISIONS AND REMEDIES.................................. 23
      -------------------------------
 21.  LANDLORD'S LIEN.................................................. 27
      ---------------
 22.  INDEMNITY........................................................ 27
      ---------
 23.  LIMITATION ON LANDLORD LIABILITY................................. 27
      --------------------------------
 24.  LANDLORD OBLIGATIONS............................................. 27
      --------------------
 25.  ASSIGNMENT AND SUBLETTING........................................ 28
      -------------------------
 26.  HOLDING OVER..................................................... 29
      ------------
 27.  SUBORDINATION AND ATTORNMENT..................................... 29
      ----------------------------
 28.  ESTOPPEL CERTIFICATES............................................ 30
      ---------------------
 29.  PEACEFUL AND QUIET POSSESSION.................................... 31
      -----------------------------
 30.  LANDLORD'S ACCESS TO PREMISES.................................... 31
      -----------------------------
 31.  RELOCATION....................................................... 31
      ----------
 32.  BROKERS, COMMISSIONS. ETC........................................ 31
      -------------------------
 33.  RECORDATION...................................................... 31
      -----------
 34.  MISCELLANEOUS.................................................... 32
      -------------

SCHEDULES
---------

     A - Plat showing location of the Premises
     B - Intentionally omitted
     C - Rules and Regulations
     X - Method of Floor Measurement

                       MARYLAND FULL-SERVICE OFFICE LEASE

                               PARK VIEW BUILDING


     THIS LEASE is made and entered into as of 1st the day of January, 1994, by and between PARKVIEW OFFICE BUILDING LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") by COLUMBIA MANAGEMENT, INC., Managing Agent, and RWD TECHNOLOGIES, INC., a Maryland corporation ("Tenant").

     In consideration of the rents hereinafter reserved and the agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

     1.  SUMMARY OF TERMS.
         ----------------

     The following is a summary of the principal terms of the Lease. Any capitalized term set forth below shall, for the purposes of this Lease, have the meaning ascribed to it in this Section 1.

     A.      Description of Premises
             -----------------------

             (1)   Building: The building known as Park View Building and
                   --------
located at 10480 Little Patuxent Parkway, Columbia, Maryland 21044.

             (2)   Business Community: Columbia Town Center.
                   ------------------

             (3)   Premises; Approximately 24,483 square feet of Rental Area on
                   --------
the tenth, eleventh and twelfth floors of the Building as shown on Schedule A.
                                                                   ----------
The tenth floor space is comprised of approximately 3,052 square feet of Rental Area ("Suite 1000") and approximately 1,980 square feet of Rental Area ("Suite 1020") including a 12% Common Area Factor ("CAF"); the eleventh floor ("Suite 1150") is comprised of approximately 7,105 square feet of Rental Area including a 12% CAF; and the twelfth floor ("Suite 1200") is comprised of approximately 12,346 square feet of Rental Area including a 4% CAF.


     B.      Rent
             ----

             (1)   Annual Basic Rent:
                   -----------------


                                                        Monthly        Square
             Term                 Annual Basic Rent   Installment     Foot Rate
             ----                 ------------------  -----------     ---------
             1/1/94-12/31/97          $385,607.25     $32,133.94       $15.75
             1/1/98-12/31/99           422,331.75      35,194.31        17.25
             l/1/00-12/31/03           452,935.50      37,744.63        18.50


             (2)   Advance Rent: None.
                   ------------

             (3)   Security Deposit: None.
                   ----------------

    C.      Adjustments.
            -----------

             (1)   Base Operating Costs: The Base Operating Costs for the
                   --------------------
Premises shall be the Operating Costs for the Operating Year which commenced January 1, 1994, multiplied by Tenant's Fractional Share.

             (2)   Adjustment Period Consumer Price Index. Intentionally omitted
                   --------------------------------------
     D.      Term
             ----

             (1)   Term: Ten (10) years and zero (0) months.
                   -----

             (2)   Lease Commencement Date: January 1, 1994.
                   -----------------------

             (3)   Termination Date: December 31, 2003.
                   -------------

     E.      Notice and Payment
             ------------------

             (1)   Tenant Notice
                   Address:                 RWD Technologies, Inc.
                                            Park View #1200
                                            10480 Little Patuxent Parkway
                                            Columbia, MD 21044
                                            Attn:  James B. Sinclair
                                                   Director, Business Operations

                   With a copy to:          Lee A. Sheller, Esquire
                                            Piper & Marbury
                                            36 South Charles Street
                                            Baltimore, MD 21201
             (2)   Landlord Notice
                   Address:                 Columbia Management, Inc.
                                            10420 Little Patuxent Parkway
                                            Suite 100
                                            Columbia, Maryland 21044

                   with a copy to:          Columbia Management, Inc.
                                            c/o The Rouse Company
                                            10275 Little Patuxent Pkwy
                                            Columbia, Maryland 21044
                                            Attention: General Counsel

             (3)   Landlord Payment
                   Address:                 Columbia Management, Inc.
                                            P.O. Box 64385
                                            Baltimore, Maryland 21264-4385

     F.      Broker                         Mr. Robert Oare
             ------                         Manekin Corporation
                                            7165 Columbia Gateway Drive
                                            Columbia, MD 21046


     2.  DEFINITIONS.
         -----------

     For purposes of this Lease, the Schedules attached and made a part hereof and all agreements supplemental to this Lease, the following terms shall have the respective meanings as set forth in the following Section, subsection, paragraph and Schedule references:


                                                                  Reference

Additional Rent......................................................  6.3
Additional Premises..................................................... 3
Alterations.......................................................... 15.1
Annual Basic Rent................................................. 1.B.(1)
Bankruptcy Code...................................................... 19.1
Base Operating Cost............................................... 1.C.(2)
Building.......................................................... 1.A.(1)
Casualty............................................................. 17.1
Common Area.......................................................... 10.1
Default Rate.......................................................... 6.5
Event of Default..................................................... 20.1
Event of Tenant's Bankruptcy......................................... 19.1
Expansion Space....................................................... 3.2
Fractional Share...................................................... 7.1
Insolvency Laws...................................................... 19.1
Landlord Notice Address.............................................. 1.E.
Landlord Payment Address............................................. 1.E.
Lease Commencement Date........................................... 1.D.(2)
Mortgage............................................................... 27
Mortgagee.............................................................. 27
Operating Costs....................................................... 7.1
Operating Costs Statement............................................. 7.2
Operating Year........................................................ 7.1
Premises.......................................................... 1.A.(3)
Prevailing Market Rate (Renewal Term)................................. 4,3
Prior Lease..........................................................34.21
Property.............................................................. 7.1
Public Areas................................................... Schedule C
Reduction Fee......................................................... 3.5
Renewal Term.......................................................... 4.3
Rental Area............................................................. 3
Rental Year........................................................... 6.1

Rules and Regulations................................................... 9
Security Deposit.................................................. 1.B.(3)
Surrendered Premises.................................................. 3.5
Tenant Notice Address................................................ 1.E.
Tenant's Share of Increased Operating Costs........................... 7.2
Tenant's Personal Property........................................... 15.3
Term.................................................................. 4.1
Termination Date.................................................. 1.D.(3)
Transfer............................................................... 25


     3.  LEASED PREMISES; MEASUREMENT EXPANSION; DOWNSIZING.
         --------------------------------------------------

     3.1.  Leased Premises; Measurement.  Landlord hereby leases to Tenant, and
           ----------------------------
Tenant hereby leases from Landlord, the Premises as shown on the plan attached hereto as Schedule A, together with the right to use, in common with others, the
          ----------
Common Area. The rental area of the Premises ("Rental Area") has been computed in accordance with the applicable formula set forth in Schedule X attached
                                                       ----------
hereto and made a part hereof.

     3.2.  Right to Expand. Landlord acknowledges that Tenant will have a need
           ---------------
to periodically expand into additional or larger space ("Expansion Space") during the Term. Subject to the terms and conditions set forth below, Landlord shall accommodate Tenant's expansion needs for expansion of the Premises. Tenant acknowledges that the Expansion Space does not have to be contiguous to any of the existing Premises. Any costs associated with making such Expansion Space available for lease by Tenant shall be borne by Landlord, except as provided below.


     A.      Procedure.

             Tenant shall notify Landlord in writing of its desire to exercise its right to expand and the approximate amount of space it desires. Landlord shall notify Tenant, within ten (10) days of receiving Tenant's notice, as to what space is or will be available. Tenant shall have ten (10) days from Landlord's notice to identify the space it desires to lease in the Building and in any other Columbia Corporate Center building in Town Center.

             If, and only if, (i) Tenant either (a) requires more than 5,000 square feet during any given eighteen month period or (b) requests to lease space which is occupied when other space is or will be vacant in the Building or
(c) Tenant occupies a total of more than 60,000 square feet (inclusive of the current Premises defined in 1.A.[3]) and (ii) Landlord must relocate such occupants to accommodate Tenant, then Tenant shall bear all costs incurred by Landlord to relocate such occupants (including, without limitation, costs for improving the new space for relocated occupants, moving and reprinting stationery, and installation and hook-up of computer and telephone equipment), which costs shall be included in Annual Basic Rent for the Expansion Space and amortized over the remaining initial Term of the Lease. Landlord shall make reasonable efforts to minimize the costs of relocation. Where Tenant has requested a portion of an occupied space, Tenant shall not be required to lease all of such space but shall be required to pay all costs for relocating the occupants thereof.

             Landlord shall have at least three (3) months from the date the Expansion Space is identified by Tenant to make the space available for lease by Tenant. If Tenant is to expand into occupied space, the amount of time that Landlord has to provide such space to Tenant shall be increased to the same length of time that Landlord is required to give an occupant notice that it will be relocated but in no event less than thirty (30) days nor more than ninety (90) days provided Landlord is not required to give an occupant more than ninety (90) days notice under the terms of such occupant's lease.

             If, after reasonable efforts, Landlord cannot provide Tenant with Expansion Space in the Building, it shall have the right to satisfy Tenant's expansion requirement in any other Columbia Corporate Center building in Town Center.

             If Landlord is not able to satisfy Tenant's expansion requirements in accordance with the above, Landlord shall not be subject to any liability therefor, and this Lease shall remain unchanged and continue in full force and effect for the balance of the Term, however, Tenant may enter into a lease with another landlord for such expansion space.

             If Tenant exercises its right to downsize the Premises pursuant to
Section 3.5, any and all costs to Landlord associated with any subsequent expansion by Tenant shall be borne by Tenant in the form of an adjustment to the Annual Basic Rent for such Expansion Space to reflect the amortization of such expansion costs over the remainder of the initial Term.

     B.      Rent for Expansion Space.

             Subject to the provisions of Section 3.4, the Annual Basic Rent for the Expansion Space shall be the rental rate set forth in Section 1.B. which rate includes the cost to repaint and professionally clean the carpet in the Expansion Space and an amount equal to 25% of the commission due to a broker, if any, for Tenant leasing the Expansion Space; (a) improvements to the Expansion Space shall be subject to the terms and conditions set forth in the next paragraph; (b) there shall not then exist an uncured Event of Default of the Lease and Tenant shall be in possession of the Premises at the time Tenant exercises this right to expand; and (c) Tenant shall execute documents in the form and substance reasonably required by Landlord to reflect the expansion of the Premises.

     C.      Improvements to Expansion Space.

             Tenant agrees to lease any Expansion Space "as is" except that, prior to Tenant's occupancy of any Expansion Space, Landlord shall paint such Expansion Space in a building standard color selected by Tenant and professionally clean the carpet. To the extent Tenant requires additional improvements or alterations to any Expansion Space, such improvements or alterations shall be subject to the provisions of Sections 3.4 and 15.1 of this Lease and "Unavoidable Delays" as hereinafter defined. If, in Landlord's best reasonable judgment, additional time is needed to substantially complete any extensive or special improvements 10 the Expansion Space, the date that Landlord must deliver such Expansion Space to Tenant for occupancy shall be extended beyond the original required date, as necessary. "Unavoidable Delays" as used herein shall mean delays caused by acts of God, strikes, civil commotion, riot, wars, governmental regulations, adverse weather conditions or any other circumstances beyond the reasonable control of Landlord

     3.3.  Right of First Offer.  Landlord and Tenant agree that commencing
           --------------------
with the Lease Commencement Date and continuing throughout the Term, provided Tenant is in possession of the Premises and there shall not then exist an uncured Event of Default of this Lease and subject to the superior rights of third parties, Tenant shall have the right of first offer to lease from Landlord all space in the Building to which a lease expires without a pre-existing right of renewal or extension during the initial Term ("Additional Premises"). For the purpose of helping Tenant to plan for expansions under this Section, upon reasonable written notice to Landlord, Landlord shall provide Tenant with a schedule of possible Additional Premises which schedule shall indicate the location, square footage, date the lease for the location expires, any option(s) to renew and other right(s) under the lease and the date(s) such option(s) to renew and right(s) must exercised for any possible Additional Premises. Tenant agrees to keep confidential any information provided on such schedules.

     If and as Additional Premises become available, Landlord shall so notify Tenant in writing. The Annual Basic Rent shall be at the rental rate set forth in Section 1.B.(1), plus the cost of any improvements.

     Upon receipt of Landlord's notice, Tenant shall have ten (10) business days after the date of such notice to accept or reject Landlord's proposal in writing. If Tenant rejects Landlord's proposal, Tenant's right of first offer for the then-available and offered Additional Premises shall terminate and be of no further force and effect. Tenant's declination of any of the then-available and offered Additional Premises shall not affect its right to this space in the future under Tenant's Right to Expand, nor other space which may become available pursuant to the terms hereof.

     The foregoing right of first offer shall not be severed from this Lease or separately sold, assigned or transferred and shall be subject to the following additional conditions, namely: (a) that the Annual Basic Rent for any Additional Premises shall be at the rental rate set forth in Section 1.B.(l); (b) that the lease term for any Additional Premises shall run concurrently with this Lease;
(c) that the square footage of the Additional Premises shall be credited towards the 5,000 square feet of expansion space that Landlord is required to make available during any l8-month period during the initial Term and (d) that Tenant shall enter into an amendment to this Lease to incorporate the Additional Premises and make corresponding modifications to the provisions of this Lease.

     3.4.  Cost of Improvements for Additional Premises and Expansion Space. In
           ----------------------------------------------------------------
the event Tenant requests that Landlord perform building improvements to the Additional Premises or Expansion Space, the costs for such building improvements shall be amortized over the remaining initial Term of the Lease, without interest, using the following formula, namely: (a) for any building improvements to the Additional Premises or Expansion Space made between January 1, 1994 through December 31, 1998, 50% of the total cost of the improvements shall be amortized over the remainder of the initial Term; (b) for any standard improvements to the Additional Premises or Expansion Space made between January 1, 1999 through December 31, 2000, 75% of the total cost of the improvements shall amortized over the remainder of the initial Term; and (c) for any building improvements to the Additional Premises or Expansion Space made between January 1, 2001 through December 31, 2003, 100% of the total cost of the improvements shall be amortized over the remainder of the initial Term. Any improvements requested by Tenant which are in excess of building standard improvements shall be paid by Tenant promptly upon billing by Landlord and no portion thereof shall be paid by Landlord or amortized. As used herein "building
                                                                        --------
standard improvements" shall mean the level and quality of improvements
---------------------
existing on the eleventh floor of the Premises as of the commencement date of
         --------------------------------------------------------------------
the Lease.
---------

     In each instance that Landlord is to perform additional improvements to the Additional Premises or Expansion Space, Landlord shall provide Tenant with a good faith estimate of any costs (relocation costs, construction costs, commissions, etc.) which are to be charged to Tenant and amortized over the Term. Tenant shall have the right to elect not to expand or require improvements if, in Tenant's judgment, the costs are too high. If Tenant elects not to expand or require improvements, Tenant shall reimburse Landlord, as Additional Rent, for all the planning costs it incurred for all of the offered space or spaces.

     If Landlord offers Tenant more than one location for Expansion Space at any one time, and Tenant elects not to take ail of the locations offered, Tenant shall reimburse Landlord, as Additional Rent, for all of the locations offered using the following formula:

          Total Planning Costs less a value of ten cents ($0.10) per square foot multiplied by the amount of square footage selected for leasing.

     If, after approving the estimated planning costs, Tenant elects to proceed with the expansion of the Premises, Landlord shall act in a reasonable manner with respect to relocation or construction in order to keep the costs as close as practicable to the estimate. All improvements shall be made in accordance with plans and specifications mutually approved by Landlord and Tenant.

     In addition to the aforesaid improvements costs, any commissions to be paid to a broker due to Tenant's expansion, shall be amortized over the remainder of the initial Term using the following formula, namely: (a) for any commissions due between January 1, 1994 through December 31, 2000, 75% of the commission shall be amortized over the remainder of the initial Term and (b) for any commissions due between January 1, 2001 through December 31, 2003, 100% of the commission shall be amortized over the remainder of the initial Term.

     3.5.  Right to Surrender Additional Premises and Expansion Space. Tenant
           ----------------------------------------------------------
covenants and agrees that it shall continue to lease the original 24,483 square feet of Rental Area throughout the initial Term, however, subject to the terms and conditions set forth hereinafter, Tenant shall have the right to surrender up to 50% of the total Additional Premises and Expansion Space leased by Tenant (the "Surrendered Premises").

     With regard to downsizing the Premises, Tenant acknowledges and agrees that: (a) Tenant shall notify Landlord in writing of its desire to surrender a portion of the Additional Premises or Expansion Premises not less than six (6) full months prior to the intended date of downsizing; (b) Tenant shall pay Landlord a fee for downsizing the Premises ("Reduction Fee") equal to the sum of:

     (i) the unamortized improvement costs, if any, associated with initial construction of the Surrendered Premises including, without limitation, all costs Landlord incurred, if any, to relocate previous occupants in order to accommodate Tenant's expansion requirements; plus

     (ii) unamortized Broker commissions, if any, previously paid by Landlord for the Surrendered Premises; plus

     (iii) the difference between the average annual rental rate paid to date and the average annual rental rate to be paid over the initial Term multiplied by the square footage of the Surrendered Premises, multiplied by the number of years Tenant occupied the Surrendered Premises; plus

     (iv) the greater of four (4) months rent or rent due through the end of the calendar year in which the right is exercised for the Surrendered Premises but in no event more than six (6) months rent

(c) the Surrendered Premises cannot be in such a configuration that it is unleaseable, as reasonably determined by Landlord; and (d) this right to downsize is not exercisable in order to relocate to space elsewhere in Howard County, unless Tenant is relocating to another property in the real estate portfolio of Landlord or a subsidiary or affiliate of Landlord. The Reduction Fee shall be paid within thirty (30) days of Landlord's notification to Tenant as to the amount of the Reduction Fee and the basis of the calculation.


     4.  TERM AND COMMENCEMENT OF TERM.
         -----------------------------

     4.1.  Term. The term of this Lease (the "Term") shall commence on the Lease
           -----
Commencement Date and shall be for the period of time specified in Section 1.D.(l).

     4.2.  Option to Renew. Provided Tenant is in possession of the Premises and
           ---------------
there shall not then exist an uncured Event of Default of this Lease, Tenant shall have one (1) option to renew the Term of this Lease for one (1) additional period of five (5) years ("Renewal Term") to commence immediately upon the expiration of the initial Term, upon the same terms, covenants and conditions as contained in this Lease, except that:

     (i) the Annual Basic Rent during said Renewal Term shall be at ninety-five percent (95%) of the "Prevailing Market Rate" as defined hereinafter,

     (ii) there shall be no further option to renew except as specifically provided herein,

     (iii) the Annual Basic Rent during the Renewal Term shall include a refurbishment allowance of Five Dollars ($5.00) per square foot of Rental Area ("Refurbishment Allowance") for any portion of the Premises occupied by Tenant continuously for more than a full five (5) year period, except, however, that any part of the Premises subject to the "Full Floor Allowance" set forth in
Section 5.3 herein shall not be subject to the Refurbishment Allowance and

     (iv) Tenant's right to expand shall not be subject to the provisions of
Section 3.2 but shall be mutually determined at the time the need arises.

"Prevailing Market Rate" shall mean the current market rental rate for the Premises as determined by Landlord but shall not be more than the rate at which Landlord would offer such space or space of approximately the same size and location to a third party. In no event, however, shall the Annual Basic Rent during the Renewal Term be less than the Annual Basic Rent reserved under this Lease for the Rental Year immediately preceding the Renewal Term for which the determination is being made.

     In order to exercise the option granted herein, Tenant shall notify Landlord, in writing, not less than nine (9) months prior to the expiration of the initial Term that it is considering exercising its option to renew the Term. On receipt of such notice, Landlord will, in writing, not later than thirty (30) days after receipt of the notice from Tenant, quote to Tenant what the new Annual Basic Rent will be for the ensuing Renewal Term. Tenant shall then notify Landlord, in writing, not later than fifteen (15) days after notice received of such Annual Basic Rent, as to whether or not it will exercise the option herein granted and if no such notice of exercise of the option is received, the option shall be deemed waived. In the event Tenant exercises the option, Landlord and Tenant shall execute a modification to this Lease acknowledging such renewal and setting forth the new Annual Basic Rent

     If Tenant notifies Landlord, within the aforesaid fifteen-day period, that Tenant disputes the Prevailing Market Rate quoted by Landlord, the parties shall, during the following thirty (30) days, negotiate in good faith to determine the Annual Basic Rent for the renewal Term. If within said thirty-day period the parties are unable to agree on the Annual Basic Rent, then within ten
(10) days thereafter, each party shall select a qualified appraiser experienced in appraising commercial rental properties in the vicinity of the Building, who shall submit appraisals for the Premises within thirty (30) days of their appointment. If the difference between the appraisals is five percent (5%) or less, the Prevailing Market Rate shall be determined to be the average of the two appraisals. If the difference is greater than five percent (5%), then the two appraisers shall select a third qualified appraiser who shall submit an appraisal within thirty (30) days following the submission of the first appraisals. The Prevailing Market Rate shall then be the average of the two (2) closest appraisals. The fees of each appraiser shall be paid by the party appointing the appraiser and the fees of the third appraiser, if any, shall be shared equally by the parties.

     The option shall be void if, at the time of exercise of such option, Tenant is not in possession of the Premises or is in default under this Lease or if Tenant fails to deliver the requisite notice thereof within the time period specified above. The option granted herein shall not be severed from this Lease, separately sold, assigned or transferred.

     4.3.  Early Termination of Lease. Subject to the provisions of Section 11,
           --------------------------
provided there shall not then exist an uncured Event of Default of any term, covenant or condition of this Lease, Tenant shall have the right to terminate this Lease if essential services for the Building are interrupted and Landlord cannot restore the same within six (6) months after the date of the interruption to reasonably the same conditions that existed before the interruption. Tenant shall exercise the right granted herein by delivering written notice to Landlord of its intention to terminate within thirty (30) days before the expiration of the six month period for Landlord to restore services. Failure by Tenant to deliver such written notice within the time period stipulated herein shall constitute a waiver of Tenant's right of termination.

     If Tenant elects to terminate this Lease as provided herein, Landlord shall pay Tenant for the reasonable costs incurred by Tenant to physically relocate to another location which cost shall include the cost for reprinting its stationery. Such payment shall be made to Tenant within thirty (30) days after Tenant delivers to Landlord documentation of costs incurred for such relocation.

     If this Lease is terminated as provided herein, the parties agree to execute an instrument which confirms and effects a release and surrender of all right, title and interest in and to the Premises pursuant to the terms of this Lease and otherwise.

     5.  ACCEPTANCE OF PREMISES AND TENANT IMPROVEMENTS.
         ----------------------------------------------

     5.1.  Acceptance of Premises.  Tenant acknowledges and agrees that Tenant
           ----------------------
has been in occupancy of the Premises pursuant to the Prior Lease and, therefore, Tenant has (a) accepted the Premises in their present condition,
(b) acknowledged that the Premises are suitable for Tenant's intended use, and
(c) agreed that Landlord shall not be required to make any improvements to the Premises except as set forth below.

     5.2.  Tenant Improvements/Improvement Allowance. During calendar year 1994
           -----------------------------------------
or 1995, upon Tenant's written request, Landlord shall, in a manner reasonably determined by Landlord in its sole discretion, perform improvements to the Premises in accordance with plans and specifications (the "Plans") prepared by Landlord and mutually approved by Landlord and Tenant (the "Improvements"). Landlord shall bear the cost of the Improvements in an amount not to exceed Sixty-one Thousand Seven Hundred Thirty Dollars ($61,730.00) ("Improvement Allowance"). The Tenant Allowance may be used by Tenant in a lump sum or in increments during calendar years 1994 and 1995. All materials shall be building-standard materials unless otherwise specified in the Plans. Cost incurred by Landlord to perform the Improvements shall include Landlord's standard construction management fee of fifteen percent (15%) computed on the total cost of construction, including but not limited to the cost of developing, preparing and modifying the Plans.

     Any other improvements to the Premises not shown on the Plans are subject to Landlord's prior written approval and such improvements shall be performed by Landlord, the cost thereof together with any costs incurred by Landlord in excess of the Improvement Allowance shall be paid by Tenant to Landlord within thirty (30) days following receipt of Landlord's invoice for same. Landlord shall provide Tenant with a good faith estimate of such costs and shall act in a reasonable manner so as to keep such costs as close as practicable to the estimate.

     Landlord shall have the right to enter the Premises to construct the Improvements, and such entry and work by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any abatement or diminution of rent, relieve Tenant of any of its obligations under this Lease, be deemed an interference with Tenant's right to peaceful and quiet enjoyment of the Premises, or impose any liability upon Landlord or its agents, employees or contractors except for damage caused by its negligence or willful misconduct. Landlord shall use reasonable efforts to perform the work on the Improvements in such a fashion as to minimize the disruption to Tenant's business.

     5.3.  Full Floor Allowance. Except for space on the eleventh floor of the
           --------------------
Building, after Tenant shall have occupied any full floor of the Building continuously for a full five (5) year period, Landlord shall provide Tenant with an allowance equal to One Dollar ($1.00) per square foot of Premises for said floor for each full year remaining under the initial Term of the Lease ("Full Floor Allowance"). The Full Floor Allowance shall be used by Tenant to renovate that portion of the Premises where the Full Floor Allowance is earned and must be used by Tenant in a lump sum within one (1) year after the date it is accrued. Tenant acknowledges and agrees that the Full Floor Allowance shall not apply to any Renewal Term. During the sixth Rental Year of the initial Term, Landlord shall provide Tenant with an allowance equal to five dollars ($5.00) per square foot of Premises for all space on the eleventh floor of the Building that Tenant occupies continuously for the first five (5) rental Years of the initial Term.

     6.  RENT
         ----

     6.1.  Annual Basic Rent.  Tenant shall pay to Landlord during each Rental
           -----------------
Year of the Term fixed rent equal to the Annual Basic Rent as set forth in
Section 1.B.(1) Annual Basic Rent shall be payable in advance on the first day of each month of the Term in equal monthly installments, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off. If the Term of this Lease shall commence on a day other than the first day of a month, the first payment shall include any prorated Annual Basic Rent for the period from the Lease Commencement Date to the first day of the first full calendar month of the Term.

     "Rental Year" shall mean each successive twelve (12) calendar month period occurring during the Term of this Lease, or portion of such a period, with the first Rental Year commencing as of the Lease Commencement Date and ending on the last day of the twelfth full calendar month thereafter and the last Rental Year ending on the Termination Date. For any Rental Year of less or more than twelve full months, Annual Basic Rent shall be adjusted accordingly. All Annual Basic Rent and Additional Rent shall be paid to Landlord at the Landlord Payment Address.

     6.2.  Intentionally omitted.

     6.3.  Additional Rent.  Tenant shall pay to Landlord as additional rent
           ---------------
("Additional Rent") all other sums of money which shall become due and payable hereunder, including but not limited to the payment of Tenant's Share of Increased Operating Costs. Unless a date for payment is otherwise specified herein, all Additional Rent shall be due and payable within thirty (30) days of invoicing by Landlord

     6.4.  Intentionally omitted.

     6.5.  Late Charge. If Tenant fails to make any payment of Annual Basic
           -----------
Rent, Additional Rent, or other sums required to be paid hereunder on or before the date when payment is due, Tenant shall pay to Landlord, as Additional Rent, a late charge to cover extra administrative costs and loss of use of funds equal to (a) six percent (6%) of the amount due for the first month or portion thereof that such amount is past due plus (b) interest on the amount remaining unpaid thereafter at the rate of eighteen percent (18%) per annum; provided, however, that should such late charge at any time violate any applicable law, the late charge shall be reduced to the highest rate permitted by law (the foregoing rate being herein referred to as the "Default Rate"). Landlord's acceptance of any rent after it has become due and payable shall not excuse any delays with respect to future rental payments or constitute a waiver of any of Landlord's rights under this Lease.

     Notwithstanding the above, the late charges set forth above shall be waived up to two (2) times in any twelve (12) month period, provided that Tenant pays the above described sums when due.

     7.  OPERATING COST ESCALATIONS.
         --------------------------

     7.1.  Definitions. For purposes of this Lease, the following definitions
           -----------
shall apply:

             a. "Operating Year" means each respective calendar year or part thereof during the Term of this Lease or any renewal thereof, or at the option of Landlord, any other twelve month period or part thereof designated by Landlord during the Term of this Lease or any renewal thereof.

             b. "Property" means the Building, the land upon which the Building is situated, the Common Area, and such additional facilities in subsequent years as may be determined by Landlord to be reasonably necessary or desirable for the management, maintenance or operation of the Building.

             c. "Operating Costs" means all expenses and costs (but not specific costs which are allocated or separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with owning, operating, managing, painting, repairing, insuring and cleaning the Property, including, but not limited to, the following:

                   (i) cost of all supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing and cleaning of the Property, including janitorial service for all floor area leased to tenants;

                   (ii) cost of all equipment purchased or rented which is utilized in the performance of Landlord's obligations hereunder, and the cost of maintenance and operation of any such equipment;

                   (iii) cost of all maintenance and service agreements for the Property and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator maintenance;

                   (iv) accounting costs, including the cost of audits by certified public accountants, outside legal and engineering fees and expenses incurred in connection with the operation and management of the Property:

                   (v) wages, salaries and related expenses of all on-site and off-site agents or employees engaged in the operation, maintenance, security and management of the Property; provided, however, the wages, salaries and related expenses of any agents or employees not exclusively engaged in the operation, maintenance, security and management of the Property shall be apportioned as deemed appropriate by Landlord;

           (vi) cost of all insurance coverage for the Property from time to time maintained by Landlord, including but not limited to the costs of premiums for insurance with respect to personal injury, bodily injury, including death, property damage, business interruption, workmen's compensation insurance covering personnel and such other insurance as Landlord shall deem necessary, which insurance Landlord may maintain under policies covering other properties owned by Landlord in which event the premium shall be reasonably allocable, the wages, etc. of employees not exclusively engaged in the Building should be apportioned in accordance with their work actually performed for the Building;

          (vii) cost of repairs, replacements and general maintenance to the Property, including without limitation the mechanical, electrical and heating, ventilating and air-conditioning equipment and/or systems (excluding alterations attributable solely to tenants, capital improvements unless they are included under c(xi), and repairs and general maintenance paid by proceeds of insurance or by tenants or other third parties);

         (viii) any and all Common Area maintenance, repair or redecoration (including repainting) and exterior and interior landscaping;

           (ix) cost of removal of trash, rubbish, garbage and other refuse from the Property as well as removal of ice and snow from the sidewalks on or adjacent to the Property;

            (x) all charges for electricity, gas, water, sewerage service, heating, ventilation and air-conditioning and other utilities furnished to the Property (including legal, architectural and engineering fees incurred in connection therewith);

           (xi) amortization of capital improvements made to the Building after the year of substantial completion of the Building, which improvements were undertaken by Landlord with the reasonable expectation that the same would result in more efficient operation of the Building or are made by Landlord pursuant to any governmental law, regulation or action not applicable to the Building at commencement of construction of the Building; provided that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof and only that portion attributable to each Operating Year shall be included herein for such Operating Year;

          (xii) a management fee for the operation and management of the Property which is currently six percent (6%) of gross revenues;

         (xiii) costs and expenses incurred in order to comply with covenants and conditions contained in liens, encumbrances and other matters of public record affecting the Property; and

          (xiv) all real estate taxes, assessments (special or otherwise), levies, ad valorem charges, benefit charges, water and sewer rents, rates and charges, privilege permits and any other governmental liens, impositions or charges of a similar or dissimilar nature, and any payments in lieu of such charges, regardless of whether any such items shall be extraordinary or ordinary, general or special, foreseen or unforeseen, levied, assessed, or imposed on or with respect to all or any part of the Property or upon the rent due and payable hereunder by any governmental authority (all of the aforesaid being hereinafter referred to as "Taxes"); provided, however, that if at any time during the Term or any extension thereof the method of taxation prevailing at the commencement of the Term shall be altered or eliminated so as to cause the whole or any part of the above items which would otherwise be included in Taxes to be replaced by a levy, assessment or imposition, which is (A) a tax assessment, levy, imposition or charge based on the rents received from the Property whether or not wholly or partially a capital levy or otherwise, or (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any portion of the Property and imposed on Landlord, or (C) a license fee measured by the rent payable by Tenant to Landlord, or (D) any other tax, levy, imposition, charge or license fee, however described or imposed, then such levy, assessment or imposition shall be included in Taxes; provided, however, in no event shall Tenant be required to pay any inheritance, estate, succession, income, profits or franchise taxes unless they are in lieu of or in substitution for any of the above items which would otherwise be included in Taxes; any substitution taxes shall be included only to the extent that they are in substitution for ad valorem taxes;
-- -------

     Any of the foregoing costs which under generally accepted accounting principles would be considered capital expenditures shall be amortized in accordance with generally accepted accounting principles.

          Notwithstanding the above, Operating Costs shall not include
(a) payments of principal and interest on any mortgages, deeds of trust or other financing instruments relating to the financing of the Property, (b) leasing commissions or brokerage fees, (c) costs associated with preparing, improving or altering for space for any leasing or releasing of any space within the Building, (d) the costs incurred by Landlord to implement changes to the Common Area and the Building to comply with the requirements of The Americans With Disabilities Act of 1990, subject, however, to the provisions of Section 15.1 of this Lease; (e) all payments under capital leases and the capital cost components of operating lease payments which contain capital cost components,
(f) all expenses of any nature with respect to which Landlord receives reimbursement from Tenant or any other tenant pursuant to any other provisions of a lease, (g) marketing cost (as well as leasing commissions and brokerage fees) and (1) all other costs related to Landlord as an entity, including, but not limited to, legal, accounting and other fees for the preparation of tax returns or financial statements or the valuation of the Building for any purpose other than contesting real estate taxes.

          For any Operating Year during which less than ninety-five percent (95%) of the Rental Area of the Building is occupied, the calculation of that portion of Operating Costs which vary with occupancy shall be adjusted to equal the Operating Costs which Landlord reasonably projects would have been incurred had the Building been ninety-five percent occupied during such Operating Year.

          d. "Fractional Share" shall mean a fraction, the numerator of which is the Rental Area of the Premises and the denominator of which is the total Rental Area of all rental space in the Building. For the purposes of this subparagraph, the Rental Area of all rental space in the Building shall mean the sum of the rental Area of all office space in all floors of the Building as determined by Landlord. The sum of the Operating Costs passed through to all tenants shall not exceed one hundred percent (100%) of the actual Operating Costs.

     7.2.  Payment of Operating Cost Escalation. For each Operating Year from
           ------------------------------------
and after January 1, 1995, Tenant shall pay to Landlord, in the manner provided herein, Tenant's Share of Increased Operating Costs which shall be computed by multiplying the Operating Costs for the Operating Year by Tenant's Fractional Share and subtracting the Base Operating Costs from the result obtained; provided, however, that for the Operating Years during which the Term begins and ends, Tenant's Share of Increased Operating Costs shall be prorated based upon the actual number of days Tenant occupied, or could have occupied, the Premises during each such Operating Year.

     Notwithstanding the foregoing, Tenant's Share of Increased Operating Costs (excluding taxes, insurance and utilities) for the Operating Year commencing from and after January 1, 1995, shall not exceed six percent (6%) of the Base Operating Costs (excluding taxes, insurance and utilities). For each

Operating Year thereafter occurring during each of the second through fifth Rental Years of the Term, Tenant's Share of Increased Operating Costs (excluding taxes, insurance and utilities) shall not exceed one hundred six percent (106%) of Tenant's Share of Increased Operating Costs (excluding taxes, insurance and utilities) for the previous Operating Year. For each Operating Year occurring during each of the sixth through tenth Rental Years of the Term, Tenant's Share of Increased Operating Costs (excluding taxes, insurance and utilities) shall not exceed one hundred eight percent (108%) of Tenant's Share of Increased Operating Costs (excluding taxes, insurance and utilities) for the previous Operating Year.

     Tenant's Share of Increased Operating Costs shall be paid, in advance, without notice, demand, abatement (except as otherwise specifically provided in this Lease), deduction or set-off, on the first day of each calendar month during the Term, said monthly amounts to be determined on the basis of estimates prepared by Landlord on an annual basis and delivered to Tenant prior to the commencement of each Operating Year. If, however, Landlord fails to furnish any such estimate prior to the commencement of an Operating Year, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this subsection 7.2 in respect of the last month of the preceding Operating Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant whether the installments of Tenant's Share of Increased Operating Costs paid by Tenant for the current Operating Year have resulted in a deficiency or overpayment compared to payments which would have been paid under such estimate, and Tenant, within ten (10) days after receipt of such estimate, shall pay any deficiency to Landlord and any overpayment shall be credited against future payments required by Tenant under such estimate; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord the monthly payment shown on such estimate. Landlord may at any time or from time to time furnish to Tenant a revised estimate of Tenant's Share of Increased Operating Costs for such Operating Year, and in such case, Tenant's monthly payments shall be adjusted and paid or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

     After the end of each Operating Year commencing from and after January 1, 1995, Landlord shall determine actual Operating Costs for such Operating Year and shall provide to Tenant an "Operating Costs Statement" setting forth the actual Tenant's Share of Increased Operating Costs for such Operating Year. Within thirty (30) days after delivery of the Operating Costs Statement, Tenant shall pay Landlord any deficiency between the amount shown as Tenant's Share of Increased Operating Costs in the Operating Costs Statement and the total of the estimated payments made by Tenant during the Operating Year. In the event of overpayment, such amount shall be credited against future payments required on account of Tenant's Share of Increased Operating Costs, or if the Term has expired, Landlord shall refund to Tenant the amount of any overpayment.

     Each Operating Costs Statement provided by Landlord shall be conclusive and binding upon Tenant unless within thirty (30) days after receipt thereof, Tenant notifies Landlord that it disputes the correctness thereof, specifying those respects in which it claims the Operating Costs Statement to be incorrect. Unless resolved by the parties, such dispute shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association. If the arbitration proceedings result in a determination that the Operating Costs Statement contained an aggregate discrepancy of less than five percent (5%), Tenant shall bear all costs in connection with such arbitration. Pending determination of the dispute, Tenant shall pay any amounts due from Tenant in accordance with the Operating Costs Statement, but such payment shall be without prejudice to Tenant's claims Tenant, for a period of thirty (30) days after delivery of the Operating Costs Statement in each Operating Year and upon at least ten (10) days written notice to Landlord, shall have reasonable access during normal business hours to the books and records of Landlord relating to Operating Costs for the purpose of verifying the Operating Costs Statement, Tenant to bear all costs relating to such inspection. Tenant shall reimburse Landlord for any cost for photocopying that it desires. Notwithstanding the foregoing, upon Tenant's written request, Landlord will provide Tenant with a detailed breakdown of expense accounts for Tenant's review and Tenant shall have one (1) year after receipt of the Operating Cost Statement to notify Landlord in writing of its intention to dispute the correctness of the Operating Cost Statement;

     8.  USE, CARE AND REPAIR OF PREMISES BY TENANT.
         ------------------------------------------

     8.1.  Permitted Uses.  Tenant shall use and occupy the Premises solely for
           --------------
general office purposes in accordance with applicable zoning regulations and for no other purpose. Tenant shall not do anything or permit anything to be done in or on the Premises, or bring or keep anything therein which will, in any way, obstruct, injure, annoy or interfere with the rights of Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the laws, rules or regulations of any Federal, state or city authority.

     8.2.  Care of Premises.  Tenant shall, at its sole expense, keep the
           ----------------
Premises and the improvements and appurtenances therein in good order and condition consistent with the operation of a first-class office building, and at the expiration of the Term, or at the sooner termination of this Lease as herein provided, deliver up the same broom clean and in as good order and condition as at the beginning of the Term, ordinary wear and tear and damage by fire or other casualty excepted. Tenant, at its sole expense, shall promptly replace damaged or broken doors and glass in and about the interior of the Premises and shall be responsible for the repair and maintenance of all Tenant Improvements and Alterations, including, without limitation, the repair and replacement of appliances and equipment installed specifically for Tenant such as refrigerators, disposals, computer room air conditioning, sinks and special plumbing, special light fixtures and bulbs for those fixtures, non-standard outlets and plug-in strips, and special cabinetry. Consistent with the provisions of Section 22, Tenant shall pay for all damage to the Property and any fixtures and appurtenances related thereto, as well as for all property damage sustained by other tenants or occupants of the Building, due to any waste, misuse or neglect of the Premises and any fixtures and appurtenances related thereto or due to any breach of this Lease by Tenant, its employees, agents, representatives or invitees.

     8.3. Hazardous Substances. Tenant covenants and agrees that, other than the
          --------------------
use and storage of ordinary business office supplies (such as copier toner) in small quantities, it will not use or allow the Premises to be used for the storage, use, treatment or disposal of any "hazardous substance," as defined under either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S)9601 et. seq., as amended) and similar state
                                         -------
and local statutes.

     Tenant shall indemnify and hold harmless Landlord and its agents from and against any damages, claims, judgments, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including reasonable attorneys' fees, reasonable consultants' fees, and reasonable expert fees (collectively "Damage") incurred as a direct result of Tenant's use, handling, generation, treatment, storage, disposal, other management or release of any hazardous substance at or from the Premises, whether or not Tenant has acted negligently with respect to such hazardous substance. This indemnity shall survive the expiration or earlier termination of this Lease.

     Landlord warrants and represents to Tenant that to Landlord's actual knowledge, there are no Hazardous Substances in violation of any Environmental Regulations in the Property of which the Premises are a part.

     From and after the date of execution of this Lease, Landlord will not use or allow the Property to be used for the storage, use, treatment or disposal of any Hazardous Substance, in violation of any Environmental Regulations. Landlord shall promptly contain and remediate any release of a Hazardous Substance on the Property to the extent such release arises directly from the actions of Landlord, its agents, servants and employees, and not solely from Landlord's position as an owner or operator of the Property.

     Landlord shall indemnify, hold harmless and defend Tenant, its agents, servants and employees, from and against all claims, actions, losses and expenses made or incurred by third parties (including attorneys' and other professional fees), arising from any conduct, activity, act, omission, or operation involving the use, handling, generation, treatment, storage, disposal, or release of any Hazardous Substance in, from, or to the Property, to the extent caused directly by the actions of Landlord, its agents, servants, and employees, and not arising solely out of Landlord's position as an owner or operator of the Property. This indemnity shall survive the expiration or earlier termination of this Lease.

     8.4.  Compliance with Laws.
           --------------------

     Tenant, at its sole cost and expense, shall conform to and comply with and shall cause the Premises to conform to and comply with all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, and ordinances applicable to Tenant or resulting from Tenant's use or occupancy of the Premises or the Property or any part thereof.

     9.  RULES AND REGULATIONS.
         ---------------------

     Tenant and its agents and invitees shall abide by and observe the rules and regulations attached hereto as Schedule C for the operation and maintenance of
                               ----------
the Building or any new rules and regulations which may from time to time be issued by Landlord ("Rules and Regulations"), provided that any new rules or regulations are not inconsistent with the provisions of this Lease. Nothing in this Lease shall be interpreted to impose upon Landlord any duty or obligation to enforce any such rules and regulations against any other tenant in the Building, and Landlord shall not be liable to Tenant for any violation of these rules and regulations by any other tenant or its agents or invitees.

     All rules and regulations promulgated by Landlord shall be reasonable, shall not materially alter the terms of this Lease and any enforcement shall be uniform with respect to all tenants' use and occupancy of the Building and Common Area.

     10.  COMMON AREA.
          -----------

     10.1. Definition of Common Area. As used herein, "Common Area" mean those
           -------------------------
areas and facilities which may be furnished by Landlord on or near the Property, as designated by Landlord from time to time, intended for the general common use and benefit of all tenants of the Building and their agents, representatives, licensees, employees and invitees, including, without limitation, any and all stairs, landings, roofs, utility and mechanical rooms and equipment, service closets, corridors, elevators, lobbies, lavatories and other public areas of the Building and all parking areas, access roads, pedestrian walkways, plazas and landscaped areas.

     10.2. Use of Common Area. Tenant shall have the non-exclusive right to use
           ------------------
the Common Area in common with Landlord, other tenants in the Building, and others entitled to the use thereof, subject to such reasonable rules and regulations governing the use of the Common Area as Landlord may from time to time prescribe and subject to such easements therein as Landlord may from time to time grant to others. Tenant shall not obstruct in any way any portion of the Common Area or in any way interfere with the rights of other persons entitled to use the Common Area and shall not, without the prior written consent of Landlord, use the Common Area in any manner, directly or indirectly, for the location or display of any merchandise or property belonging to Tenant or for the location of signs relating to Tenant's operations in the Premises. The Common Area shall at all times be subject to the exclusive control and management of Landlord.

     10.3. Alterations to the Common Area. Landlord reserves the right at any
           ------------------------------
time and from time to time (i) to change or alter the location, layout, nature or arrangement of the Common Area or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, parking areas, and other public areas of the building, and (ii) to construct additional improvements on the Property and make alterations thereof or additions thereto and build additional stories on or in any such buildings or build adjoining same; provided, however, that no such change or alteration shall deprive Tenant of access to the Premises or reduce the Rental Area of the Premises, unless such reduction is required by Federal, State or local laws or regulations, in which event, a reduction in the Premises shall be permitted with a commensurate reduction in rent. Landlord shall have the right to close temporarily all or any portion of the Common Area to such extent as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof to the public, provided that Tenant is not thereby denied access to the Premises, or for repairs, replacements or maintenance to the Common Area, provided such repairs, replacements or maintenance are performed expeditiously and in such a manner as not to deprive Tenant of access to the Premises.

     10.4. Maintenance. Landlord covenants to keep, maintain, manage and operate
           -----------
the Common Area in a manner consistent with the operation of a first class office building and to keep the sidewalks and driveways, if any, constituting a portion of the Common Area clean and reasonably clear of snow and ice. Landlord reserves the right of access to the Common Area through the Premises for the purposes of operation, decoration, cleaning, maintenance, safety, security, alterations and repairs.

     11.  SERVICES AND UTILITIES.
          ----------------------

     So long as Tenant is not in an uncured Event of Default under this Lease, Landlord shall provide the following facilities and services to Tenant as part of Landlord's Operating Costs (except as otherwise provided herein):

     a. At least one elevator (if the building contains an elevator) subject to call at all times, including Sundays and holidays.

     b. During "normal business hours" as hereinafter defined, central heating and air conditioning during the seasons of the year when these services are normally and usually furnished, and within the temperature ranges and in such amounts normally or usually furnished in comparable office buildings in the immediate vicinity. For the purposes of this paragraph b, the term "normal business hours" shall mean the periods from 8:00 a.m. until 6:00 p.m. on business days and from 8:00 a.m. until 12:00 p.m. on Saturdays. Landlord shall provide the aforesaid services at other times, at Tenant's expense, provided Tenant gives Landlord notice by 1:00 p.m. on weekdays for after-hour service on the next weekday, by 1:00 p.m. the day before a holiday for service on a holiday, and by 1:00 p.m. on Friday for after-hour service on Saturday or service on Sunday. Such after-hour, holiday or special weekend service shall be charged to Tenant at rates to be calculated by Landlord based on Landlord's costs, which rates shall be given to Tenant on request. Landlord reserves the right to adjust, from time to time, the rate at which such services shall be provided corresponding to adjustments in Landlord's marginal costs. Tenant shall pay for such service, as Additional Rent, promptly upon receipt of an invoice with respect thereto.

     c. Reasonable amounts of electric current for lighting and normal and customary items of office equipment (subject to the provisions of Section 12 below).

     d. Cleaning in Landlord's standard manner in accordance with Schedule D attached hereto.

     e. Replacement of light tubes or bulbs for building standard lighting fixtures. All light tube or bulb replacements for special non-standard lighting fixtures shall be furnished and installed by Landlord at Tenant's expense.

     f. Rest room facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, as provided for general use of all tenants in the Building and routine maintenance, painting, and electric lighting service for all public areas of the Building in such manner as Landlord deems reasonable.

     Any failure by Landlord to furnish the foregoing services, resulting from circumstances beyond Landlord's reasonable control or from interruption of such services due to repairs or maintenance, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent hereunder, nor relieve Tenant from any of its obligations hereunder. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service for the Premises or the Building, Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this Section 11 are thereby reduced or otherwise affected, without any liability on the part of Landlord to Tenant or any other person or any reduction or adjustment in rent payable hereunder. Landlord and its agents shall be permitted reasonable access to the Premises for the purpose of installing and servicing systems within the Premises deemed necessary by Landlord to provide the services and utilities referred to in this Section 11 to Tenant and other tenants in the Building.

     In the event any failure to supply services continues uninterrupted for a period of greater than fourteen (14) consecutive calendar days and thereby renders the Premises wholly or partially untenantable, the rent shall be abated to the extent of such untenantability. The abatement shall begin on the fifteenth (15th) consecutive business day of the interruption and end when the services are restored.

     Landlord reserves the right to charge Tenant the reasonable cost, based on usage, of the removal of all trash and the reasonable cost of water/sewerage or electric service to the extent Tenant's trash disposal, water/sewerage and/or electrical usage exceeds, in Landlord's reasonable opinion, normal usage for an office tenant.

     12.  ELECTRIC CURRENT.
          ----------------

     Landlord shall be under no obligation to furnish electrical energy to Tenant in amounts greater than needed for lighting and normal and customary items of equipment for general office purposes, and Tenant shall not install or use on the Premises any electrical equipment, appliance or machine which shall require amounts of electrical energy exceeding the standard wattage provided for the Building, unless the installation and use of such additional electrical equipment, appliance, or machine has been approved by Landlord pursuant to terms and conditions set forth in a separate agreement, which approval may be conditioned upon the payment by Tenant, as Additional Rent, of the cost of the additional electrical energy and modifications to the Building's electrical system required for the operation of such electrical equipment, appliance, or machine.

     13.  LOSS, DAMAGE AND INJURY.
          -----------------------

     To the maximum extent permitted by law, Tenant shall occupy and use the Premises, the Building and the Common Area at Tenant's own risk. Consistent with the provisions of subsection 16.4, Tenant's Personal Property and the property of those claiming by, through or under Tenant, located in or on the Premises or the Building, shall be and remain at the sole risk of Tenant or such other person except for damage or loss caused by the gross negligence or willful misconduct of the Landlord and not covered or required to be covered by Tenant's insurance as provided under Section 16.1 hereof.

     No representation, guaranty, assurance, or warranty is made or given by Landlord that the communications or security systems, devices or procedures used, if any, will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of any of Tenant's Personal Property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems, devices, or procedures without liability to Tenant.

     14.  REPAIRS BY LANDLORD.
          -------------------

     Landlord shall keep the Premises and all portions of the Building covered by Landlord's insurance and all machinery, equipment, fixtures and systems of every kind attached to, or used in connection with the operation of, the Building, including all electrical, heating, mechanical, sanitary, sprinkler, utility, power, plumbing, cleaning, refrigeration, ventilating, air conditioning and elevator systems and equipment (excluding, however, lines, improvements, systems and machinery for water, gas, steam and electricity owned and maintained by any public utility company or governmental agency or body) in good order and repair consistent with the operation of the Building as a first-class office building. Landlord, at its expense (subject to reimbursement by Tenant pursuant to Section 7), shall make all repairs and replacements necessary to comply with its obligations set forth in the immediately preceding sentence, except for
(a) repairs required to be made by Tenant pursuant to Section 8 and (b) notwithstanding the provisions of Section 16.4, repairs caused by the negligence or willful misconduct of Tenant, its agents, employees, invitees and guests, which repairs shall be made by Landlord at the cost of Tenant, and for which Tenant shall pay promptly, as Additional Rent, upon receipt of an invoice setting forth the cost of such repairs. There shall be no abatement in rents due and payable hereunder and no liability on the part of Landlord by reason of any inconvenience or annoyance arising from Landlord's making repairs, additions or improvements to the Building in accordance with its obligations hereunder.

     15.  ALTERATIONS, TITLE AND PERSONAL PROPERTY.
          ----------------------------------------

     15.1.  Alterations.  Tenant shall in no event make or permit to be made any
            -----------
alteration, modification, substitution or other change of any nature to the mechanical, electrical, plumbing, HVAC and sprinkler systems within or serving the Premises. After completion of Tenant's Improvements within the Premises, Tenant shall not make or permit any other improvements, alterations, fixed decorations, substitutions or modifications, structural or otherwise, to the Premises or the Building ("Alterations") without the prior written approval of Landlord. Landlord shall not unreasonably withhold or delay its consent to Alterations which do not affect the structural, mechanical, plumbing or electrical elements or systems of the Building and which are not visible from outside the Premises, provided such work conforms, with the design criteria, standards and architectural guidelines for the Building. Landlord's approval shall include the conditions under which acceptable Alterations may be made. Alterations shall include, but not be limited to, the installation or modification of carpeting, walls, partitions, counters, doors, shelves, lighting fixtures, hardware, locks, ceiling, window and wall coverings; but shall not include the initial Tenant's Improvements placed within the Premises pursuant to
Section 5.1. All Alterations shall be based on complete plans and specifications prepared and submitted by Tenant to Landlord for approval, except in the instance of cosmetic changes, such as painting and carpeting, in which case Tenant shall provide Landlord with samples showing colors, styles, etc. All Alterations shall be made by Landlord at Tenant's sole cost, payable by Tenant, as Additional Rent, within thirty (30) days after receipt of an invoice for same from Landlord, which cost shall include Landlord's standard construction management fee. Tenant shall be responsible for the cost of any additional improvements within the Premises or the Common Area required by The Americans with Disabilities Act of 1990 as a result of Tenant's Alterations.

     If Tenant makes any Alterations without the prior consent of Landlord, then, in addition to Landlord's other remedies, Landlord may correct or remove such Alterations and Tenant shall pay the cost thereof, as Additional Rent, on demand.

     15.2. Title. The Tenant Improvements, all Alterations and all equipment,
           -----
machinery, furniture, furnishings, and other property or improvements installed or located in the Premises by or on behalf of Landlord or Tenant, other than Tenant's Personal Property, (a) shall immediately become the property of Landlord and (b) shall remain upon and be surrendered to Landlord with the Premises as a part thereof at the end of the Term. Notwithstanding the foregoing, Landlord may, upon notice to Tenant at the time Alterations are made, elect that any Alterations be removed at the end of the Term, and thereupon, Landlord shall at Tenant's sole expense, cause such Alterations to be removed and restore the Premises to its condition prior to the making of such Alterations, reasonable wear and tear excepted. Tenant shall promptly reimburse Landlord, as Additional Rent, for the cost of such work, which reimbursement obligation shall survive termination of the Lease.

     15.3.  Tenant's Personal Property.   Tenant's Personal Property" means all
            --------------------------
equipment, machinery, furniture, furnishings and/or other property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord and which (a) is not used, or was not procured for use, in connection with the operation, maintenance or protection of the Premises or the Building; (b) is removable without damage to the Premises or the Building; and
(c) is not a replacement of any property of Landlord, whether such replacement is made at Tenant's expense or otherwise. Notwithstanding any other provision of this Lease, Tenant's Personal Property shall not include any Alterations or any improvements or other property installed or placed in or on the Premises as part of Tenant's Improvements, whether or not installed at Tenant's expense. Tenant shall promptly pay all personal property taxes on Tenant's Personal Property, as applicable. Provided that Tenant is not then in default of any of its obligations under this Lease, Tenant may remove all Tenant's Personal Property from the Premises at the termination of this Lease. Any property belonging to Tenant or any other person which is left in the Premises after the date the Lease is terminated for any reason shall be deemed to have been abandoned. In such event, Landlord shall have the right to declare itself the owner of such property and to dispose of it in whatever manner Landlord considers appropriate without waiving its right to claim from Tenant all expenses and damages caused by Tenant's failure to remove such property, and Tenant shall not have any right to compensation or claim against Landlord as a result.

     16.  INSURANCE.
          ---------

     16.1.  Tenant's Insurance. Tenant, at its expense, shall obtain and
            ------------------
maintain in effect as long as this Lease remains in effect and during such other time as Tenant occupies the Premises or any part thereof insurance policies in accordance with the following provisions.

     A. Coverage.
        --------

            (i) commercial general liability insurance policy, including insurance against assumed or contractual liability under this Lease, with respect to the Property, to afford protection with limits, per occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to personal injury, bodily injury, including death, and property damage and Four Million Dollars ($4,000,000) aggregate (occurrence form), such insurance to provide for no deductible;

           (ii) all-risk property insurance policy, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's Personal Property in the Premises, and covering loss of income resulting from casualty, such insurance to provide for no deductible greater than Five Thousand Dollars ($5,000).

          (iii) worker's compensation or similar insurance policy offering statutory coverage and containing statutory limits, which policy shall also provide Employer's Liability Coverage of not less than Five Hundred Thousand Dollars ($500,000) per occurrence.

           (iv) Tenant shall require any construction contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (a) commercial general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, and with respect to personal injury and death and property damage, Four Million Dollars (54,000,000) aggregate (occurrence form) and Two Million Dollars (52,000,000) aggregate completed operations; (b) automobile liability insurance in the amount of One Million Dollars ($i,000,000) combined single limit for bodily injury and property damage: (c) worker's compensation insurance or similar insurance in form and amounts as required by law; and (d) any other insurance reasonably required of Tenant by Landlord or any Mortgagee.

            (v) Notwithstanding anything set forth above in this subsection 16.1 to the contrary, all dollar limits specified herein shall be increased from time to time as reasonably necessary to effect economically equivalent insurance coverage, or coverage deemed adequate in light of then existing circumstances.

     B. Policies.
        --------

     Such policies shall be maintained with companies licensed to do business in the State where the Premises are located and in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Such policies shall be provided on an occurrence form basis unless otherwise approved by Landlord and shall include Landlord and its managing agent as additional insured as to coverage under paragraphs 16.1 .A.(i) and 16.1.A.(iv). Such policies shall also contain a waiver of subrogation provision and a provision stating that such policy or policies shall not be canceled, non-renewed, reduced in coverage or materially altered except after thirty (30) day's written notice, said notice to be given in the manner required by this Lease to Landlord, Attention: Risk Management Department. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Lease Commencement Date.

     16.2.  Tenant's Failure to Insure. If Tenant shall fail to obtain insurance
            --------------------------
as required under this Section 16, Landlord may, but shall not be obligated to, obtain such insurance, and in such event, Tenant shall pay, as Additional Rent, the premium for such insurance upon demand by Landlord.

     16.3. Compliance with Policies. Tenant shall not do or allow to be done, or
           ------------------------
keep, or allow to be kept, anything in, upon or about the Premises which will contravene Landlord's policies insuring against loss or damage by fire, other casualty, or any other cause, including without limitation, public liability, or which will prevent Landlord from procuring such policies in companies acceptable to Landlord. If any act or failure to act by Tenant in and about the Building and the Premises shall cause the rates with respect to Landlord's insurance policies to be increased beyond those rates that would normally be applicable for such limits of coverage, Tenant shall pay, as Additional Rent, the amount of any such increases upon demand by Landlord.

     16.4. Waiver of Right of Recovery. Neither party, including Landlord's
           ---------------------------
managing agent, shall be liable to the other party, including Landlord's managing agent, or to any insurance company (by way of subrogation or otherwise) insuring the other party, for any loss or damage to any building, Structure or other tangible property, or loss of income resulting therefrom, or losses under worker's compensation laws and benefits even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if, and to the extent, such loss or damage is covered by the insurance benefiting the party suffering such loss or damage or is required to be covered by insurance pursuant to subsections 16.1 or 16.5.

     16.5. Landlord's Insurance. Landlord shall carry comprehensive general
           --------------------
liability insurance with regard to the Property, to afford protection with limits, per occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to personal injury, bodily injury, including death, and property damage and Four Million Dollars ($4,000,000) aggregate (occurrence form), and all-risk property insurance on the Property written at replacement cost value, including Tenant Improvements and Alterations but excluding Tenant's Personal Property.

     Landlord shall not be obligated to repair any damage to Tenant's Personal Property or replace the same unless caused by Landlord's negligence or willful misconduct and not covered by Tenant's insurance as required in this subsection
16.1. Landlord shall not be responsible for any loss or damage falling under any deductible applicable to Tenant's insurance coverage.

     17. DAMAGE AND DESTRUCTION.
         ----------------------

     17.1.  Landlord's Obligation to Repair and Reconstruct. If, as the result
            -----------------------------------------------
of fire, the elements, accident or other casualty (any of such causes being referred to herein as a "Casualty"), the Premises shall be rendered wholly or partially untenantable (damaged to such an extent as to preclude Tenant's use of the Premises for the purposes originally intended), then, subject to the provisions of subsection 17.2, Landlord shall cause such damage to be repaired, including Tenant Improvements and Alterations, to the extent insurance proceeds are paid to Landlord, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be abated proportionately as to the portion of the Premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord, subject to the availability of insurance proceeds and Tenant's responsibilities set forth herein. Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's Personal Property, all of which replacement or repair shall be undertaken and completed by Tenant, at Tenant's expense.

     If the Premises shall be damaged by Casualty, but the Premises shall not be
                                                                          ---
thereby rendered wholly or partially untenantable, Landlord shall promptly cause such damage to be repaired and there shall be no abatement of rent reserved hereunder.

     17.2.  Termination of Lease.  If the Premises are (a) rendered wholly
            --------------------
untenantable, or (b) damaged as a result of any cause which is not covered by Landlord's insurance, or if the Building is damaged to the extent of fifty percent (50%) or more of the gross leasable area thereof, or if, for reasons beyond Landlord's control or by virtue of the terms of any financing of the Building, sufficient insurance proceeds are not available for the reconstruction or restoration of the Building or Premises, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event, or after the insufficiency of such proceeds becomes known to Landlord, whichever is applicable. If such notice is given, the rights and obligations of the parties shall cease as of the date set forth in such notice, and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of the date set forth in such notice, or, if the Premises were rendered untenantable, as of the date of the Casualty.

     Within ninety (90) days following a Casualty, Landlord shall notify Tenant in writing of the date on which Landlord, in its best professional judgment, estimates restoration will be substantially completed. If restoration is expected to exceed one hundred eighty (180) days after the date of Landlord's notice, then Tenant shall have the right to terminate this Lease on written notice to Landlord within fifteen (15) days after receipt of Landlord's notice unless Landlord, at its sole expense, temporarily relocates Tenant to comparable office space within another building in the Business Community for the duration of the restoration. In the event of such a relocation, the rent per square foot payable by Tenant for the temporary space shall equal the lesser of (i) the rents per square foot reserved under this Lease for the Premises or (ii) the current market rental rate for the temporary space as determined by Landlord, which shall not be more than the rate at which Landlord would offer such space to any other third party.

     17.3.  Demolition of the Building. If the Building shall be so
            --------------------------
substantially damaged that it is reasonably necessary, in Landlord's judgment, to demolish the Building for the purpose of reconstruction, Landlord may demolish the same, in which event the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder or by reason of Landlord's having provided Tenant with additional services hereunder) shall be abated to the same extent as if the Premises were rendered wholly untenantable by a Casualty.

     17.4.  Insurance Proceeds. If the Lease is not terminated pursuant to
            ------------------
subsection 17.2, Landlord shall, subject to the terms of any Mortgage, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Building in accordance with subsection 17.1 hereof. All insurance proceeds payable with respect to the Premises and the Building shall belong to and shall be payable to Landlord.

     18. CONDEMNATION.
         ------------

     18.1.  Termination. If either the entire Premises or the Building shall be
            -----------
acquired or condemned by any governmental authority under its power of eminent domain for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the rents hereunder shall be abated on that date. If less than the whole but more than fifty percent (50%) of the Rental Area of the Premises or more than twenty-five percent (25%) of the total area of the Building (even if the Premises are unaffected) or such portion of the Common Area as shall render the Premises or the Building untenantable should be so acquired or condemned, Landlord and Tenant shall each have the option to terminate this Lease by notice given to the other within ninety (90) days of such taking. In the event that such a notice of termination is given, this Lease shall terminate as of the date of vesting or acquisition of title in the condemning authority and the Annual Basic Rent and Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder, or by reason of Landlord's having provided Tenant with additional services hereunder) shall be adjusted as of such date.

     If (a) neither Landlord nor Tenant shall exercise their respective options to terminate this Lease, as hereinabove set forth, or (b) some lesser portion of the Premises or the Building or Common Area, which does not give rise to a right to terminate pursuant to this subsection 18.1, is taken by the condemning authority, this Lease shall continue in force and effect, but from and after the date of the vesting of title in the condemning authority, die Annual Basic Rent payable hereunder during the unexpired portion of the Term shall be reduced in proportion to the reduction in the total Rental Area of the Premises, and any Additional Rent (but not any Additional Rent due Landlord either by reason of Tenant's failure to perform any of its obligations hereunder, or by reason of Landlord's having provided Tenant with additional services hereunder) payable pursuant to the terms hereof shall be adjusted to reflect the diminution of the Premises and/or the Building, as the case may be.

     18.2.  Rights to Award. Tenant shall have no claim against Landlord arising
            ---------------
out of the taking or condemnation, or arising out of the cancellation of this Lease as a result of any such taking or condemnation, or for any portion of the amount that may be awarded as damages as a result of any taking or condemnation, or for the value of any unexpired portion of the Term, or for any property lost through condemnation, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award with regard to the Premises: provided, however, that, in the event of a total taking, Tenant may assert any claim it may have against the condemning authority for compensation for Tenant's Personal Property lost thereby, loss of income, and for any relocation expenses compensable by statute and receive such awards therefor as may be allowed in the condemnation proceedings provided that such awards shall be made in addition to, and stated separately from, the award made for the Building, the underlying land and the Premises. Landlord shall have no obligation to contest any taking or condemnation.

     19. BANKRUPTCY.
         ----------

     19.1.  Event of Bankruptcy. For purposes of this Lease, each of the
            -------------------
following shall be deemed an "Event of Tenant's Bankruptcy":

            (a) the commencement of any action or proceeding for the dissolution or liquidation of Tenant or for the appointment of a receiver or trustee of the property of Tenant, whether instituted by or against Tenant. if not bonded or discharged within thirty (30) days of the date of the commencement of such proceeding or action;

            (b) if Tenant files a voluntary petition under the Bankruptcy Code or Insolvency Laws;

            (c) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency laws, which is not dismissed within sixty (60) days of filing, or results in issuance of an order for relief against the debtor; and

            (d) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or to a common law composition of creditors.

     As used herein, (i) "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Section 101 et. seq. as amended or any successor statute and
(ii) Insolvency Laws means the insolvency laws of any state or territory of the United States.

     19.2.  Assumption by Trustee. If Tenant becomes the subject debtor in a
            ---------------------
case pending under the Bankruptcy Code, Landlord's right to terminate this Lease under Section 20 hereof shall be subject to the applicable rights (if any) of the Trustee in Bankruptcy to assume or assign this Lease as then provided for in the Bankruptcy Code. However, the Trustee in Bankruptcy must give to Landlord and Landlord must receive proper written notice of the Trustee's assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided for in the Bankruptcy Code) after the date of the Trustee's appointment. The failure of the Trustee to give notice of the assumption within the period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any rights of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (i) promptly and fully cures all defaults under this Lease,
(ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord adequate assurance of future performance. In the event Tenant is unable to: (i) cure its defaults,
(ii) reimburse Landlord for its monetary damages, or (iii) pay the Rent due under this Lease on time, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 20.

     19.3.  Tenant's Guarantor's Bankruptcy. Notwithstanding any of the other
            -------------------------------
provisions of this Lease, in the event Tenant's obligations under this Lease are guaranteed by a guarantor, and said guarantor shall voluntarily or involuntarily come under the jurisdiction of the Bankruptcy Code, and thereafter said guarantor or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall determine to assign the guarantee obligations of said guarantor hereunder, Tenant and its said guarantor agree that (a) said guarantor or its trustee will provide Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment, and (b) "adequate assurance of future performance." in regard to such guarantee obligations of said guarantor, as that term is generally defined under the Bankruptcy Code, will be provided to Landlord by said guarantor or its trustee and its assignee as a condition of said assignment.

     20. DEFAULT PROVISIONS AND REMEDIES.
         -------------------------------

     20.1.  Events of Default. Each of the following shall be deemed an Event of
            -----------------
Default by Tenant under this Lease:

            a. failure of Tenant to pay Annual Basic Rent, Additional Rent, or any other sum required to be paid under the terms of this Lease, including late charges, within five (5) days after written notice of such failure to pay;

          b. failure by Tenant to perform or observe any other term, covenant, agreement or condition of this Lease, on the part of Tenant to be performed (other than those obligations of Tenant set forth in subsection 16.2 for which Tenant shall be entitled to receive no prior notice, and other than the conditions set forth in paragraphs 20.1 .a, c, d, e, f and g, which shall be governed solely by the provisions set forth herein), within ten (10) days after notice thereof from the Landlord, unless such performance shall reasonably require a longer period, in which case Tenant shall not be deemed in default if Tenant commences the required performance promptly and thereafter pursues and completes such action diligently and expeditiously and in any event within not more than ninety (90) days;

            c.  Intentionally Omitted.

            d.  abandonment of the Premises by Tenant;

            e.  an Event of Tenant's Bankruptcy;

            f. the sale of Tenant's interest in the Premises under attachment, execution or similar legal process; and

            g. the failure of Tenant to vacate the Premises upon the expiration of the Term, or the earlier termination thereof pursuant to the other provisions hereof.

     20.2.  Remedies.  Upon the occurrence of an Event of Default, Landlord,
            --------
without notice to Tenant in any instance (except where expressly provided for below or by applicable law) may do any one or more of the following:

                   (a)  Intentionally Omitted;

                   (b) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be payable by Tenant to Landlord, as Additional Rent, upon demand. Notwithstanding the provisions of this clause (b) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its reasonable good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

                   (c) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

               (d) declare any option which Tenant may have to renew the Term or expand the Premises to be null and void and of no further force and effect; or

               (e) exercise any other legal or equitable right or remedy which it may have.

     Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be paid to Landlord by Tenant, as Additional Rent, upon demand.

     20.3. Damages. If this Lease is terminated by Landlord pursuant to Section
           -------
20.2.(c), Tenant nevertheless shall remain liable for (a) any Annual Basic Rent, Additional Rent, and damages which may be due or sustained prior to such termination, and (b) all reasonable costs, fees and expenses including, but not limited to, attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder or in renting the Premises to others from time to time. In addition, Landlord may recover from Tenant additional damages to compensate Landlord for loss of rent resulting from termination of the Lease, which, at the election of Landlord, shall be either:

               (i) An amount equal to the rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination; any suit or action brought to collect any such damages for any month shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month by a similar proceeding; or

               (ii) an amount equal to the present worth (as of the date of such termination) of rent which, but for termination of this Lease, would have become due during the remainder of the Term less the fair market rental value of the Premises in its then existing condition, in which case such damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this clause (ii), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Property.

     Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to Section 20.2.

     If this Lease is terminated pursuant to Section 20.2., Landlord may re-lease the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine. The failure or refusal of Landlord to re-lease the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages.

     Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

     20.4.  No Waiver. No act or omission by Landlord shall be deemed to be an
            ---------
acceptance of a surrender of the Premises or a termination of Tenant's liabilities hereunder, unless Landlord shall execute a written release of Tenant. Tenant's liability hereunder shall not be terminated by the execution by Landlord of any new lease for all or any portion of the Premises or the acceptance of rent from any assignee or subtenant.

     20.5.  Remedies Not Exclusive. All rights and remedies of Landlord set
            ----------------------
forth in this Lease shall be cumulative, and none shall exclude any other right or remedy, now or hereafter allowed by or available under any statute, ordinance, rule of court, or the common law, either at law or in equity, or both. For the purposes of any suit brought or based hereon, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums shall mature hereunder. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants, terms and conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or a relinquishment for the future, of such covenant, term, condition, right or option, but the same shall continue and remain in full force and effect unless the contrary is expressed by Landlord in writing. The receipt by Landlord of rents hereunder, with knowledge of the breach of any covenant hereof or the receipt by Landlord of less than the full rent due hereunder, shall not be deemed a waiver of such breach or of Landlord's right to receive the full rents hereunder, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

     20.6.  Persistent Failure to Pay Rent. In addition to any other remedies
            ------------------------------
available to Landlord pursuant to this Lease or by law, Landlord may, at any time throughout the Term of this Lease, terminate this Lease upon Tenant's default on three (3) separate occasions during any twelve (12) month period under subsection 20.1.a, regardless of whether or not such prior defaults have been cured. Termination, pursuant to this subsection 20.6. shall be effective upon Landlord's delivery to Tenant of a notice of termination.

     21. Intentionally Omitted.
         ---------------------

     22. INDEMNITY.
         ---------

     To the maximum extent permitted by law, Tenant shall indemnify, hold harmless and (at Landlord's option) defend Landlord, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by any third parties to the extent arising directly or indirectly from (a) any default by Tenant under the terms of this Lease, (b) the use or occupancy of the Property by Tenant or any person claiming through or under Tenant, and/or (c) any acts or omissions of Tenant or any contractor, agent, employee, invitee or licensee of Tenant in or about the Property. The foregoing indemnity is in addition to, and not in substitution for, any indemnity given by Tenant to Landlord under Section 8.3.

     Except as provided in Section 8.4, to the maximum extent permitted by law, Landlord shall indemnify, hold harmless and defend Tenant, its agents, servants and employees from and against all claims, actions, losses, costs and expenses (including attorneys' and other professional fees), judgments, settlement payments, and, whether or not reduced to final judgment, all liabilities, damages, or fines paid, incurred or suffered by said third parties to the extent arising directly or indirectly from (a) any default by Landlord under the terms of this Lease, (b) the use or occupancy of the Common Area by Landlord or its contractors, agents, or employees, and/or (c) any acts or omissions of Landlord or any contractor, agent, or employee of Landlord in or about the Common Area.

     23.  LIMITATION ON LANDLORD LIABILITY.
          --------------------------------

     The term "Landlord" as used in this Lease shall mean only the owner or the Mortgagee or its trustees, as the case may be, then in possession of the Property so that in the event of any transfer by Landlord of its interest in the Property, the Landlord in possession immediately prior to such transfer shall be, and hereby is, entirely released and discharged from all covenants, obligations and liabilities of Landlord under this Lease accruing after such transfer provided the transferee assumes all of the liabilities and obligations of Landlord In consideration of the benefits accruing hereunder, Tenant, for itself, its successors and assigns, covenants and agrees that, in the event of any actual or alleged failure, breach or default hereunder by the Landlord and notwithstanding anything to the contrary contained elsewhere in this Lease, the remedies of Tenant under this Lease shall be solely and exclusively limited to Landlord's interest in the Property.

     24.  LANDLORD OBLIGATIONS.
          --------------------

     Landlord agrees to perform all of its obligations under this Lease in a first class manner consistent with the standards applicable to similar buildings in the vicinity of the Building. Landlord shall be excused for the period of any delay in the performance of any of its obligations when the delay is due to any cause or causes beyond Landlord's reasonable control which include, without limitation, acts of God, all labor disputes, governmental regulations or controls, civil unrest, war, adverse weather condition, fire or other casualty, inability to obtain any material, services, or financing unless otherwise provided for in this Lease. Except where specifically set forth in this Lease, there shall be no abatement, set-off or deduction of Annual Basic Rent or Additional Rent due under this Lease.

     25.  ASSIGNMENT AND SUBLETTING.
          -------------------------

     25.1.  Prohibited Without Landlord's Consent.  Tenant agrees for itself and
            -------------------------------------
its permitted successors and assigns in interest hereunder that it will not
(a) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (b) sublet the Premises or any part thereof or permit the occupancy or use of the Premises or any part thereof by any person other than Tenant; and/or (c) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law (each of the events referred to in the foregoing clauses (a), (b) and (c) being hereinafter referred to as a "Transfer"), without the prior written consent of Landlord in each instance first obtained, which consent may be given or withheld in Landlord's sole and absolute subjective discretion, and any consent given shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord's consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. Tenant hereby indemnifies Landlord against liability resulting from any claim made against Landlord by any assignee or subtenant or by any broker claiming a commission in connection with the proposed

Transfer. In the event Landlord shall consent to a Transfer of this Lease, any option which Tenant may have to renew the Term shall be null and void.

            Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a sublet or assignment of this Lease by Tenant provided that: (a) the proposed transferee bas a financial capacity and net worth sufficient to fulfill the terms of this Lease, as determined by Landlord based on financial information about such transferee provided by Tenant or such transferee; (b) the proposed use of the Premises by the proposed transferee is permitted by this Lease and is compatible with the operation of the Building;
(c) the proposed transferee is not an existing tenant in the Building or was not a prospect for the Building within six (6) months prior to the proposed Transfer, and (d) an uncured Event of Default does not exist under this Lease.

     25.2.  Stock Transfer. If Tenant or any Guarantor is a privately-held
            --------------
corporation, then each of the following events shall be deemed a prohibited Transfer under this Section 25 if such event results in a change in control of Tenant or Guarantor: any transfer of Tenant's or Guarantor's issued and outstanding capital stock; any issuance of additional capital stock; or the redemption of any issued and outstanding stock. If Tenant or any Guarantor is a partnership, any Transfer of any interest in the partnership or any other change in the composition of the partnership, which results in a change in management of Tenant or Guarantor from the person or persons managing the partnership as of the date hereof, shall be deemed a prohibited Transfer under this Section 25.

     Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a transfer or change of ownership of the voting corporate stock of Tenant which results in a change in control of Tenant, provided that (a) the net assets of the Tenant are not substantially decreased by the change in the corporate stock ownership: (b) Tenant, on demand from Landlord, properly documents any changes in the net as sets of Tenant caused by the change in control of Tenant, so that Landlord can make an accurate judgment as to (a) hereof; and (c) Tenant, after the change in control continues to use the Premises for uses permitted under this Lease and operates its business in a manner which is consistent with the standards of operation of this Building. The foregoing does not constitute a waiver of the right of Landlord to consent to any subletting or any assignment. The provisions of this Paragraph 25 shall not apply to a Transfer resulting from a public offering of stock done in accordance with the regulations of any nationally regulated stock exchange, or the NASDAQ.

     25.3.  Rents from Transfer. in the event Landlord shall consent to a
            -------------------
Transfer of this Lease and the amount of the rents (or other compensation) to be paid to Tenant by any such transferee is greater than the rents required to be paid by Tenant to Landlord pursuant to this Lease or a premium is to be paid to Tenant for an assignment of this Lease, Tenant shall pay to Landlord any such excess or any such premium, as the case may be, upon receipt thereof by Tenant from such transferee.

     25.4.  Procedure for Obtaining Landlord's Consent.
            ------------------------------------------

     A. In the event that, at any time or from time to time prior to or during the Term, Tenant desires to Transfer this Lease in whole or in part, whether by operation of law or otherwise, Tenant shall submit to Landlord for its consideration (a) in writing, the name and address of the proposed subtenant or assignee, a reasonably detailed statement of the proposed subtenant's or assignee's business and reasonably detailed financial references and information concerning the financial condition of the proposed subtenant or assignee, (b) a disclosure of the rents to be paid by any subtenant in excess of the rents reserved hereunder or the premium to be paid for the assignment, and (c) if a subletting, a description of the area of the Premises to be sublet. Tenant agrees to pay Landlord, as Additional Rent, all reasonable costs incurred by Landlord in connection with any actual or proposed Transfer, including, without limitation, the costs of making investigations as to the acceptability of a proposed subtenant or assignee and legal costs incurred in connection with any requested consent.

     B. Landlord's consent to an assignment of this Lease shall be effective upon the execution by Tenant, the assignee, and Landlord of an assignment document prepared by Landlord in which the assignee shall agree to assume, observe, perform, and be bound by, all of Tenant's obligations under this Lease and Tenant shall agree to remain primarily liable for such obligations.

     Any consent by Landlord to a subletting of all or a portion of the Premises shall be deemed to have been given only upon the delivery by Landlord to Tenant of a consent document prepared and executed by Landlord expressly consenting to such subletting.

     26. HOLDING OVER.
         ------------

     Tenant agrees to vacate the Premises at the end of the Term or any Renewal Term, and Landlord shall be entitled to the benefit of all summary proceedings to recover possession of the Premises at the end of the Term. If Tenant remains in possession of the Premises after the expiration of the Term, such action shall not renew this Lease by operation of law and nothing herein shall be deemed as a consent by Landlord to Tenant's remaining in the Premises unless
(a) Landlord and Tenant are negotiating in good faith to renew the Term, or
(b) six (6) months prior to the expiration of the Term, Tenant has requested the right to remain in the Premises for a specified period of time and Landlord has approved such request. If the provisions of subclause (a) or (b) apply, Landlord shall consider Tenant a "Tenant-at-Will" (i.e. month-to-month tenant) liable for the payment of rent equal to 150% of the then market rate as determined by Landlord If Tenant fails to otherwise vacate the Premises as required, Landlord shall consider Tenant as a "Tenant-Holding Over" liable for an amount equal to the actual damages incurred by Landlord as a result of Tenant's holding over, including, without limitation, all incidental, prospective and consequential damages and attorney's fees, but in no event shall such amount be less than an amount equal to twice the Annual Basic Rent, and Additional Rent, reserved hereunder applicable to the period of the holdover. In either event, all other covenants of this Lease shall remain-in full force and effect.

     27. SUBORDINATION AND ATTORNMENT.
         ----------------------------

     This Lease is subject and subordinate to the liens of all mortgages, deeds of trust and other security instruments now or hereafter placed upon the Building or the Property or any portion thereof and all ground and other underlying leases from which Landlord's interest is derived (said mortgages, deeds of trust, other security instruments, and ground leases being hereinafter referred to as "Mortgages" and the mortgagees, beneficiaries, secured parties, and ground lessors thereunder from time to time being hereinafter called "Mortgagees"), and to any and all renewals, extensions, modifications, or refinancings thereof, without any further act of the Tenant. If requested by Landlord, however, Tenant shall promptly execute any certificate or other document confirming such subordination. Tenant agrees that, if any proceedings are brought for the foreclosure of any of the Mortgages, Tenant, if requested to do so by the purchaser at the foreclosure sale, shall attorn to the purchaser, recognize the purchaser as the landlord under this Lease, and make all payments required hereunder to such new landlord without any deduction or set-off of any kind whatsoever. Tenant waives the provisions of any Law or regulation, now or hereafter in effect, which may give, or purport to give, Tenant any right to terminate this Lease or to alter the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

     Notwithstanding anything contained herein to the contrary, any Mortgagee may at any time subordinate the lien of its Mortgages to the operation and effect of this Lease without obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgages without regard to the respective dates of execution and/or recordation of such Mortgages and this Lease and thereafter such Mortgagee shall have the same rights as to this Lease as it would have had were this Lease executed and delivered before the execution of such Mortgages.

     If, in connection with obtaining financing for the Building, a Mortgagee shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not materially adversely increase the obligations of Tenant hereunder, or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises, or increase the amount of Annual Basic Rent or Additional Rent payable hereunder or require Tenant to relocate.

     28.  ESTOPPEL CERTIFICATES.
          ---------------------

     Tenant shall, without charge, at any time and from time-to-time, within fifteen (15) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in such form as may be determined by Landlord, certifying to Landlord, Landlord's Mortgagee, any purchaser of Landlord's interest in the Building, or any other person designated by Landlord, as of the date of such estoppel certificate, the following, without limitation: (a) whether Tenant is in possession of the
Premises: (b) whether this Lease is in full force and effect; (c) whether there have been any amendments to this Lease, and if so, specifying such amendments;
(d) whether there are then existing any set-offs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail: (e) the dates, if any, to which any rent or other charges have been paid in advance and the amount of any Security Deposit held by Landlord; (f) that Tenant has no knowledge of any then existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant, or if such event has occurred, specifying it in detail; and (h) the address to which notices to Tenant under this Lease should be sent. Any such certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of Tenant to execute, acknowledge and deliver such a certificate in accordance with this Section 28 within fifteen (15) days after a request therefor by Landlord shall constitute an acknowledgment by Tenant, which may be relied on by any person who would be entitled to rely upon any such certificate, that such certificate as submitted by Landlord to Tenant is true and correct.

     29. PEACEFUL AND QUIET POSSESSION.
         -----------------------------

     Tenant, if and so long as it pays all rents due hereunder and performs and observes the other terms and covenants to be performed and kept by it as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Term free of any claims of Landlord or anyone lawfully claiming by, through or under Landlord, subject, however, to the terms of this Lease and to matters of public record existing as of the date of this Lease. Landlord warrants and represents that none of the matters of public record of the date hereof shall prohibit Tenant from conducting its business as presently conducted in the Premises.

     30.  LANDLORD'S ACCESS TO PREMISES.
          -----------------------------

     Landlord and its agents may at any reasonable time and without incurring any liability to Tenant, other than liability for personal injuries and damages resulting solely from the negligence of Landlord or its agents, enter the Premises to inspect them or to make alterations or repairs or for any purpose which Landlord considers necessary for the repair, operation, or maintenance of the Building; provided, however, that in the case of an emergency, Landlord may enter the Premises at any time. Tenant shall allow the Premises to be exhibited by Landlord (a) at any time to any representative of a lender or to any prospective purchaser of the Building or Landlord's interest therein or (b) within six (6) months of the end of the Term to any persons who may be interested in leasing the Premises.

     31.  Intentionally Omitted.
          ---------------------

     32.  BROKERS, COMMISSIONS, ETC.
          -------------------------

     Landlord and Tenant acknowledge, represent and warrant each to the other that, except as listed in Section 1.F., no broker or real estate agent brought about or was involved in the making of this Lease and that no brokerage fee or commission is due to any other party as a result of the execution of this Lease. Each of the parties hereto agrees to indemnify and hold harmless the other against any claim by any broker, agent or finder based upon the execution of this Lease and predicated upon a breach of the above representation and warranty.

     33.  RECORDATION.
          -----------

     Neither Landlord nor Tenant shall record this Lease, any amendment to this Lease or any other memorandum of this Lease without the prior written consent of the other party, which consent may be withheld in the sole discretion of either party and, in the event such consent is given, the party requesting such consent and recording shall pay all transfer taxes, recording fees and other charges in connection with such recording. Notwithstanding the above, Tenant covenants that if at any time any mortgagee or ground lessor relating to the financing of the Property shall require the recordation of this Lease, or if the recordation of this Lease shall be required by any valid governmental order, or if any governmental authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes, documentary stamp taxes, or both, on this Lease, Tenant, upon the request of Landlord, shall execute such instruments, including a Memorandum of this Lease, as may be necessary to record this Lease, and shall pay all recording fees, transfer taxes and documentary stamp taxes, payable on, or in connection with, this Lease or such recordation.

     34.  MISCELLANEOUS.
          -------------

     34.1. Separability. If any term or provision of this Lease or the
           ------------
application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     34.2.  Applicable Law. This Lease shall be given effect and construed by
            --------------
application of the laws of the state where the Property is located, and any action or proceeding arising hereunder shall be brought in the courts of the State where the Premises are located.

      34.3.  Authority. If Tenant is a corporation or partnership, the person
             ---------
 executing this Lease on behalf of Tenant represents and warrants that Tenant is duly organized and validly existing; that this Lease has been authorized by all necessary parties, is validly executed by an authorized officer or agent of Tenant and is binding upon and enforceable against Tenant in accordance with its terms.

      The undersigned agent of Landlord represents and warrants that it is authorized and empowered to enter into this Lease Agreement on behalf of the Landlord.

      34.4.  Intentionally Omitted.
             ---------------------

      34.5.  Integration of Agreements. This writing is intended by the parties
             -------------------------
 as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the parties hereto are incorporated herein. No course of prior dealings between the parties or their agents shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the parties or their agents shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings or agreements have been made or relied upon in the making of this Lease. This Lease can only be modified by a writing signed by each of the parties hereto.

      34.6.  Third Party Beneficiary. Except as expressly provided elsewhere in
             -----------------------
 this Lease, nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary.

      34.7.  Captions; Gender. The captions used in this Lease are for
             ----------------
 convenience only and do not in any way limit or amplify the terms and provisions hereof. As used in this Lease and where the context so requires, the singular shall be deemed to include the plural and the masculine shall be deemed to include the feminine and neuter, and vice versa.

      34.8.  Successors and Assigns. Subject to the express provisions of this
             ----------------------
 Lease to the contrary (e.g., Section 25), the terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      34.9.  Waiver of Jury Trial. Landlord and Tenant hereby expressly waive
             --------------------
 trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly arising out of or with respect to this Lease, including, without limitation, the relationship of Landlord and Tenant, the use and occupancy by Tenant of the Premises, any statutory remedy and/or claim of injury or damage regarding this Lease.

      34.10.  Joint and Several Liability. In the event that two (2) or more
              ---------------------------
 persons (i.e., natural persons, corporations, partnerships, associations and other legal entities) shall sign this Lease as Tenant, the liability of each such party to pay all rents due hereunder and perform all the other covenants of this Lease shall be joint and several. In the event Tenant is a general partnership or a limited partnership with two or more general partners, the liability of each partner, or general partner, under this Lease shall be joint and several.

      34.11.  Notices. All notices, demands and requests required under this
              -------
 Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by United

States certified mail, return receipt requested, postage prepaid, or hand delivered, or overnight delivery, addressed to Landlord or Tenant, at the Landlord Notice Address and Tenant Notice Address, respectively. Either party may designate a change of address by written notice to the other party, in the manner set forth above. Notice, demand and requests which shall be served by certified mail in the manner aforesaid, shall be deemed to have been given three (3) days after mailing. Notices sent by overnight delivery shall be deemed to have been given the day after sending. Without intending to limit the generality of the foregoing requirement that all notices, demands and requests be in writing, there are certain provisions in this Lease where, for emphasis alone, such requirement is reiterated.

     34.12.  Effective Date of this Lease. Unless otherwise expressly provided,
             ----------------------------
all terms, conditions and covenants by Tenant contained in this Lease shall be effective as of the date first above written.

     34.13.  Mechanics' Liens. In the event that any mechanics' or materialmen's
             ----------------
liens shall at any time be filed against the Premises purporting to be for work, labor, services or materials performed or furnished to Tenant or anyone holding the Premises through or under Tenant, Tenant shall cause the same to be discharged of record or bonded within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged within thirty (30) days after the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due; and the amount so paid by Landlord, and all costs and expenses, including reasonable attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as Additional Rent, on the first day of the next succeeding month. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant upon credit and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the land and improvements of which the Premises are a part.

     34.14.  Waiver of Right of Redemption. Tenant hereby expressly waives (to
             -----------------------------
the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right to restore the operation of this Lease under any present or future law in the event Tenant is dispossessed for any proper cause, or in the event Landlord shall obtain possession of the Premises pursuant to the terms of this Lease. Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.

     34.15.  Mortgagee's Performance. If requested by any Mortgagee, Tenant
             -----------------------
shall give such Mortgagee written notice of any default by Landlord under this Lease and a reasonable opportunity to cure such default. Tenant shall accept performance of any of Landlord's obligations hereunder by any ground lessor or mortgagee relating to the financing of the Property.

     34.16.  Mortgagee's Liability. No mortgagee or ground lessor relating to
             ---------------------
the financing of the Property, not in possession of the Premises or the Building, shall have any liability whatsoever hereunder.

     34.17.  Schedules. Each writing or plat referred to herein as being
             ---------
attached hereto as a schedule or exhibit is hereby made a part hereof, with the same full force and effect as if such writing or plat were set forth in the body of this Lease.

     34.18.  Time of Essence.  Time shall be of the essence of this Lease with
             ---------------
respect to the performance by Tenant of its obligations hereunder.

     34.19.  Amendment. This Lease may be amended by and only by an instrument
             ---------
executed and delivered by each party hereto. No amendments of this Lease entered into by Landlord and Tenant, as aforesaid, shall impair or otherwise affect the obligations of any guarantor of Tenant's obligations hereunder, all of which obligations shall remain in full force and effect and pertain equally to any such amendments, with the same full force and effect as if the substance of such amendments was set forth in the body of this Lease.

      34.20.  Signage. Within six (6) months after the Lease Commencement Date,
              -------
 Landlord shall, at its sole expense, install an exterior sign on the Building comprised of the letters "RWD," which sign shall be consistent with the existing Business Community signage system, and shall be approved in advance of installation by Landlord and by the architectural review committee for the Business Community ("ARC"). The sign location, materials, construction, dimensions, colors, message content and other standards shall conform to the architectural guidelines for signage established by the ARC or by Landlord Tenant shall have the right to request that the ARC approve adding the word "Technologies" to the exterior sign. If approved, such additional installation shall be at the sole expense of Tenant.

      34.21.  Termination of Prior Lease. Landlord and Tenant agree that this
              --------------------------
 Lease and the terms, covenants and provisions contained herein are intended to supersede and replace all of the terms, covenants and provisions of that certain Lease between Landlord or its affiliate and Tenant dated March 31, 1988, as amended ("Prior Lease") and that the Prior Lease shall automatically terminate upon the Lease Commencement Date of this Lease. The execution of this Lease by Landlord does not constitute a waiver of any claim that Landlord may have against Tenant, including, but not limited to, claims for indemnification or contribution, as a result of any claim asserted against Landlord by any third-party relating to Tenant's use and occupancy of the Premises during the term of the Prior Lease.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease under their respective seals as of the day and year first above written.

 ATTEST:                            LANDLORD:
                                    PARKVIEW OFFICE BUILDING LIMITED
                                    PARTNERSHIP

                                    By:  COLUMBIA MANAGEMENT, INC.,
                                         Managing Agent

[SIGNATURE APPEARS HERE]            By:[SIGNATURE APPEARS HERE](SEAL)
--------------------------------       ------------------------
 Assistant Secretary                               Vice President

ATTEST:                             TENANT:
                                    RWD TECHNOLOGIES, INC.

[SIGNATURE APPEARS HERE]            By:[SIGNATURE APPEARS HERE](SEAL)
--------------------------------       ------------------------
 Secretary of Corporation                             President

                                   SCHEDULE C
                                   ----------

                             RULES AND REGULATIONS
                             ---------------------


     1. Tenant shall not obstruct or encumber the Common Area, and the sidewalks, driveways, and other public portions of the Property (herein "Public Areas") and such Public Areas shall not be used for any purpose other than ingress and egress to and from its Premises. Tenant shall not permit any of its employees, agents, licensees or invitees to congregate or loiter in any of the Public Areas. Tenant shall not invite to, or permit to visit, its Premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose. Landlord reserves the right to control, operate, restrict and regulate the use of the Common Areas, public facilities, and any facilities furnished for the common use of the tenants in such manner as it deems best for the benefit of the tenants, including but not limited to the allocation of elevators for delivery service, and the right to designate which Building entrances shall be used for deliveries. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of its Premises, without the consent of Landlord. Such window or door coverings must be of a quality, type, design and color approved by Landlord and further they must be installed in a manner approved by Landlord. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only building-standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building-standard blinds in window areas which are visible from the outside of the Building.

     3. Except as otherwise provided in the Lease, no sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by Tenant on any part of the exterior or interior of the Premises or the Building or on doors, corridor walls, the Building directory or in the elevator cabs without the prior approval of Landlord. Landlord shall review the size, color, style, content and location of any proposed signage. Landlord shall have the right to prohibit any advertising or identifying sign by Tenant which, in the sole judgment of Landlord, impairs the appearance, reputation, or the desirability of the Building as a first-class office building. Upon Landlord's approval, Tenant shall obtain all necessary approvals and permits from governmental or quasi-governmental authorities in connection with such signs. Further, approved signs shall be inscribed, painted or affixed by signmakers approved by Landlord at Tenant's sole cost. In the event of a violation of the foregoing by Tenant, upon written notice from Landlord, Tenant shall refrain from and discontinue such advertising or identifying sign. In the event that Tenant does not promptly correct said violation, Landlord may remove such signs without any liability, and may charge the expense incurred in such removal to the Tenant violating this Rule and Tenant hereby agrees to pay Landlord, as Additional Rent, any such expense promptly upon demand.

     4. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into or kept in or about the Premises.

     5. Nothing shall be done or permitted by Tenant which would impair or interfere with the use or enjoyment by any other occupant of the Building, including the playing of music.

     6. Nothing shall be done or permitted in the Premises and nothing shall be brought into, installed or kept in or about the Premises, which would impair or interfere with any of the HVAC, plumbing, electrical, structural components of the Building or the services of the Building or the proper and economic heating, cleaning or other services of the Building or the Premises. Tenant nor its employees, agents, licensees or invitees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance.

     7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof. Duplicate keys for the Premises and restrooms shall be procured only from Landlord and Landlord may make a reasonable charge therefor. Tenant shall, upon the termination of the Lease, turn over to Landlord all keys to stores, offices and restrooms. In the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost of replacement locks and Tenant hereby agrees to pay said cost to Landlord, as Additional Rent, promptly upon demand.

     8. Any delivery or moving of any safes, freight, furniture, packages, boxes, crates or any other such object shall take place at such time and in such manner so as not to interfere with other occupants of the Building. Tenant hereby acknowledges that this may involve overtime work for Landlord's employees. Further, Tenant hereby agrees to reimburse Landlord for extra costs incurred by Landlord including, but not limited to, Landlord's right to inspect all objects to be brought into the Building and to exclude from the Building any objects which may in Landlord's sole discretion violate the Lease and/or any of these Rules and Regulations. Tenant hereby agrees to pay any such costs to Landlord, as Additional Rent, promptly upon demand.

     No hand trucks shall be used for such moving activities except for those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

     Landlord may require any person leaving the Building with any package or other object to submit a statement indicating the tenant from whose premises the package or object is being removed, however, Landlord and Tenant hereby acknowledge that the establishment and enforcement of such requirement does not impose any responsibility on Landlord for the protection of Tenant against the removal of property from the Premises of Tenant. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule.

     9. Tenant shall not use or occupy its Premises, or permit any portion thereof to be used or occupied for telephone or secretarial service, messenger service, wholesale or discount shop for sale of merchandise, retail service shop, labor union, classroom, company engaged in the business of renting office or desk space, a hiring or employment agency, or for any use which constitutes a nuisance, or is hazardous, or, in Landlord's opinion, likely to injure the reputation of a first-class office building. No tenant shall engage or pay any employee on its Premises, except those actually employed by such tenant, nor advertise for laborers giving an address at the Building. Except as specifically approved by Landlord in writing, no tenant shall use or permit the use of its Premises or any part thereof as a restaurant, shop, booth or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public, manufacturing, or the sale at auction of merchandise, goods or property of any kind.

     10. Tenant, before closing and leaving its Premises at any time, shall see that all lights, typewriters, copying machines and other electrical equipment are turned off. All entrance doors in

Tenant's Premises shall be kept locked when not in use. Entrance doors shall not be left open at any time.

     11. If Tenant shall request Landlord to perform any work on the Premises or Property, Tenant shall make such request at the management office for the Building. Tenant shall not request employees of Landlord to perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

     12. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

     13. Tenant shall not cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in Tenant's Premises, except for a household microwave oven or as is expressly permitted in the Lease, or otherwise consented to in writing by the Landlord.

     14. All paneling, doors, trim or other wood products not considered furniture shall be treated with fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and all such materials shall be installed in a manner approved by Landlord.

     15. Whenever Tenant submits any plan, agreement or other document for the consent or approval of Landlord, Landlord may charge, on demand, a reasonable processing fee for the review thereof, which shall include the cost of any services of an architect, engineer or attorney employed by Landlord to review such plan, agreement or document. Tenant hereby agrees to pay any such processing fee to Landlord, as Additional Rent, promptly upon demand.

     16. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste papers, rubbish or garbage, or any other cleaning, janitorial or like service shall be entered into by Tenant without the prior written consent of Landlord. Further, no vending machine of any kind shall be installed in the Building or on or about the Property without the prior written consent of Landlord.

     Landlord shall not be responsible to Tenant for any loss of property from its Premises however occurring, or for any damage done to the effects of Tenant by Landlord's janitors or any of its employees, or by any other person or any other cause. The janitor's service furnished by Landlord does not include the beating or cleaning of carpets or rugs.

     17. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and locations of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord's approval. Tenant shall not lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

     18. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

     (a) the exclusive right to use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

     (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

     (c) the right to install and maintain a sign or signs on the exterior of the Building;

     (d) the exclusive right to use or dispose of the use of the roof of the Building;

     (e) the right to limit the space on the directory of the Building to be allotted to Tenant; and

     (f) the right to grant anyone the right to conduct any particular business or undertaking in the Building.

     19. Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

     20. Tenant shall not permit undue accumulations of garbage, trash, rubbish or any other refuse, and will keep such refuse in proper containers in the interior of the Tenant's Premises or other places designated by the Landlord.

     21. Tenant shall not conduct or permit any bankruptcy sales, unless directed by order of a court of competent jurisdiction, or any fictitious fire or going out of business sale.

     22. Landlord shall have the right to close and securely lock the Building during generally accepted holidays and during such other times as Landlord may, in its sole discretion, deem advisable for the security of the Building and its tenants. Landlord shall give Tenant twenty-four (24) hours notice before so closing and securely locking the Building except in an emergency.

     23. Landlord reserves the right to rescind, alter, waive or add any rule or regulation at any time prescribed for the Building when Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building, the preservation of good order therein, the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation with respect to one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

                                  SCHEDULE X
                                  ----------


                METHOD OF BUILDING MEASUREMENT FOR OFFICE SPACE

I. SINGLE-TENANCY FLOORS

     The Rental Area of a single-tenancy floor shall be the area within the outside walls computed by measuring from the inside surface of the window glass to the inside surface of the opposite window glass including columns and projections necessary to the building as well as accessory areas within and exclusively serving only that floor, with their enclosing walls, toilets, janitors closets, electrical closets, air-conditioning rooms and fan rooms and telephone closets, together with four percent (4%) of the sum so determined as a "Common Area Factor". Rental Area will not include penetrations made by public stairs, fire towers, public elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts.


II. DIVIDED FLOORS

     The Rental Area of an individual office or a portion of a divided floor shall be the area computed by measuring from the inside surface of the window glass to the finished surface of the corridor side of corridor partitions and from center to center of the partitions that separate the Premises from adjoining Rental Areas including columns and projections necessary to the Building together with 12 percent (12%) of the sum so determined as a "Common Area Factor".

                           COLUMBIA MANAGEMENT, INC.
                           JANITORIAL SPECIFICATIONS
                            Schedule D (Continued)

      Columbia Management, Inc. maintains a prestigious and reputable business operations standard. The following list of services is representative of the type of work expected for our office buildings. In performance of these tasks your staff should be trained to provide this standard of excellence at all times. Maintaining that image should be the focus of the contractor's management team. Columbia Management will evaluate performance based on adherence to these specifications Non performance will be subject to deductions of monies from your invoices.

I CLEANING
  --------

  1.  Tenant Areas
      ------------

      A.  Nightly
          -------

          1. Empty and clean all waste receptacles, wash inside and outside when necessary, and change liners. Liners to be installed with minimal overhang.

          2.   Empty and damp wipe all ash trays and receptacles.

          3. Hand dust with treated cloths and wipe clean all furniture, fixtures, and exposed desk and file cabinet areas.

          4. Vacuum all rugs and carpeted areas, moving light furniture and spot cleaning when necessary.

          5.   Sweep and damp mop all vinyl tile floors.

          6. Remove all gum and foreign matter from all floor areas.

          7. Remove all fingerprints, smudges, and other marks from partitions, glass, doors, and other surfaces.

          8. Thoroughly wash, clean and sanitize all water coolers, coffee and food area, and vending machines.

          9. Clean glass entrance doors and windows where applicable to tenant spaces.

         10.   Wash and disinfect all telephone receivers.

                                      (1)

      B.  Weekly  (See Section 4, Item 2)
          ------

          1. Detail dust and damp wipe all shelving, window sills, telephones, moldings, chair rails, baseboards, picture frames, and trim.

          2.  Detail vacuum all corners and edges.

      C.  Monthly  (See Section 4, Item 2)
          -------

          1.  Vacuum all upholstered furniture.

          2.  Spray buff and wax all tile areas.

          3.  Dust and wipe clean all lighting fixtures.

          4.  Dust and wipe clean all HVAC vents.

          5.  Hand-vacuum all corners of ceilings and walls.

      D.  Quarterly  (See Section 4, Item 2)
          ---------

          1.  Strip and refinish all vinyl tile areas or as needed.

          2.  Dust and wipe clean all light lenses.

          3.  Dust and wipe clean all window blinds.

  2.  Common Areas:
      -------------

      A.  Nightly
          -------

          1.  Empty and wipe clean all ash and trash receptacles.

          2. Clean, sanitize and polish all tops and sides of all water fountains.

          3. Vacuum all carpeted areas of corridors, elevator mats, and entrance mats. Spot clean when necessary.

          4.  Sweep, damp mop lobby.  Buff lobby where applicable.

          5. Detail clean all fingerprints, smudges, etc. on doors, walls, light covers, and other surface areas.

                                      (2)

          6. Dust and wipe clean all window sills, heaters, baseboards, telephones, and chrome work.

          7. Wipe clean and polish elevator tracks, doors, panel signs, and buttons. Check light cove and remove trash.

          8.  Sweep down stairwells and spot mopping where necessary.

          9. Spot clean walls and doors throughout corridors and stairwells. Clean wallpapered walls with CMI approved cleaner.

         10. Wash clean all glass entrance doors and windows. Wipe chrome clean of finger prints.

         11. Wipe clean all suite doors and frames, service corridor doors (both sides), restroom doors, and door signs.

      B.  Weekly
          ------

          1.   Wet mop stairwells.

          2. Detail vacuum all corners and edges. Check along ceilings for cobwebs.

          3.   Dust and wipe clean all tenant directories.

          4.   Dust and wipe clean all fire extinguishers and cabinets.

      C.  Monthly
          -------

          1.   Hand-vacuum all corners of ceiling and walls.

          2. Dust and wipe clean all HVAC vents, light lenses and plumbing pipes.

          3.   Building entrances chrome work to be polished.

          4. All vinyl tile flooring (Service Corridors) to be stripped and waxed, with attention paid to cove base. Wood floors to be waxed or as needed.

      D.  Quarterly
          ---------

          1. Stairwells and landings to be stripped and waxed where applicable with special attention paid to cove base.

                                      (3)

               [FLOOR PLAN OF PARKVIEW TENTH FLOOR APPEARS HERE]

             [FLOOR PLAN OF PARKVIEW ELEVENTH FLOOR APPEARS HERE]

               [FLOOR PLAN OF PARKVIEW TWELFTH FLOOR APPEARS HERE]

                       FIFTH AMENDMENT TO LEASE AGREEMENT
                       ----------------------------------


          THIS FIFTH AMENDMENT TO LEASE AGREEMENT, made as of the 1st day of

June, 1996, by and between PARKVIEW OFFICE BUILDING LIMITED PARTNERSHIP, a

Maryland limited partnership ("Landlord") by COLUMBIA MANAGEMENT, INC., Managing

Agent, and RWD TECHNOLOGIES, INC., a Maryland corporation ("Tenant").


                              W I T N E S S E T H:


          WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated January 1, 1994, as amended by First Amendment to Lease Agreement dated August 22, 1994, Second Amendment to Lease Agreement dated as of October 15, 1994, Third Amendment to Lease Agreement dated April 1, 1995 and Fourth Amendment to Lease Agreement dated November 18, 1995 (collectively the "Lease") by the terms of which Landlord leased to Tenant and Tenant rented from Landlord premises containing approximately 56,522 square feet of Rental Area, on the eighth, ninth, tenth, eleventh & twelfth floors of the Building known as the RWD Building (formerly the Park View Building), located at 10480 Little Patuxent Parkway, Columbia, Maryland, 21044 ("Premises") for a term which expires on December 31, 2003 ("Term"); and

          WHEREAS, Landlord and Tenant mutually desire to amend the Lease to increase the size of the Premises and to modify certain other particulars of the Lease as hereinafter set forth.

          NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), paid by Landlord and Tenant, each to the other, and the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.   Definitions.  Unless otherwise set forth in this Fifth Amendment To
          -----------
Lease Agreement, all capitalized terms shall have the same meaning as set forth in the Lease.

     2.   Rent. Based on Tenant's expansion onto the eighth floor, effective as
          ----
of June 1, 1996, the Annual Basic Rent payable by Tenant as set forth in Section 1.B.(1) of the Lease shall be deleted in its entirety and the Annual Basic Rent for the Premises shall be as set forth in Part 7 of Schedule D attached hereto
                                                    ----------
and incorporated herein by reference. The amended Annual Basic Rent set forth in
Part 7 of Schedule D includes the following cost:
          ----------

          Twenty-Six Cents ($0.26) per square foot per year for the amortization of Tenant Improvements Costs for the eighth floor space calculated as follows: fifty percent (50%) of Tenant Improvement Costs ($110,760.21) divided by the total number of square feet contained in the

Premises (56,522) equals One Dollar and Ninety-Six Cents ($1.96). One Dollar and Ninety-Six Cents ($1.96) divided by the remaining Lease Term (7.58 years) results in Twenty-Six Cents ($0.26) per square foot per year in additional rent.

     3.  Expansion of Premises.  Effective as of the Effective Date, as
         ---------------------
hereinafter defined, the Premises shall be expanded by the addition of an area containing approximately 12,455 square feet of Rental Area located on the fifth floor ("Suite 500") of the Building as identified on Schedule A-10 attached
                                                     -------------
hereto and made a part hereof, effecting, therefore, a total Rental Area of 68,977 square feet ("Premises"). The Effective Date shall be the date on which the present tenant vacates Suite 500 but in no event earlier than October 1, 1996. As of the Effective Date, Schedule A-10 shall be added to Schedule A-9 and
                                -------------                   ------------
shall thereafter refer to the Premises as hereby increased in size and identified above.

     As of the Effective Date, Section 1.A.(3) of the Lease as previously amended, is deleted in its entirety and the following inserted in lieu thereof:

     "1.A.(3) Premises: Approximately 68,977 square feet of Rental Area on the
              ---------
fifth, eighth, ninth, tenth, eleventh and twelfth floors of the Building as shown on Schedules A-9 & A-10 The fifth floor (Suite 500) is comprised of 12,455
         --------------------
square feet of Rental Areas including a four percent (4%) CAF; the eighth floor (Suite 800) is comprised of 12,431 square feet of Rental Area including a four percent (4%) CAF; the ninth floor (Suite 900) is comprised of 12,431 square feet of Rental Area including a 4% CAF; the tenth floor (Suite 1000) is comprised of approximately 12,432 square feet of Rental Area including a four percent (4%) CAF; the eleventh floor (Suite 1150) is comprised of approximately 7,056 square feet of Rental Area including a twelve percent (12%) CAF; and the twelfth floor (Suite 1200) is comprised of approximately 12,172 square feet of Rental Area including a four percent (4%) CAF."

     4.  Rent after Fifth Floor Expansion.  As of the Effective Date, the Annual
         --------------------------------
Basic Rent payable by Tenant as set forth in Section 1.B.(1) of the Lease shall be deleted in its entirety and the Annual Basic Rent for the Premises shall be as set forth in Part 8 of Schedule D, attached hereto and incorporated herein by
                          ----------
reference.

     5.  Tenant Improvements to Suite 500.  On the Effective Date, Landlord
         --------------------------------
shall commence construction of certain improvements to Suite 500 based upon the plans and specifications mutually approved by Landlord and Tenant. Landlord shall use all reasonable efforts to complete such improvements within forty-five
(45) days after the effective date provided final architectural drawings are completed and approved by Landlord and Tenant. All plans associated with such improvements shall be submitted to Tenant for approval no later than September 1, 1996. Tenant shall therafter have no more than 5 business days to notify Landlord of its acceptance. Tenant shall reimburse Landlord for the costs of such improvements in accordance with the terms and provisions of Section 3.4. of the Lease.

       6.  Full Force and Effect. All other terms, covenants and conditions of
           ----------------------
the Lease shall remain the same and continue in full force and effect and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this Fifth Amendment To Lease Agreement.

     IN WITNESS WHEREOF, the parties hereby have executed this Fifth Amendment To Lease Agreement under their respective seals as of the day and year first above written.


ATTEST:                        LANDLORD:
                               PARKVIEW OFFICE BUILDING UNITED,
                               PARTNERSHIP

                               By:  COLUMBIA MANAGEMENT, INC.,
                                    Managing Agent

[SIGNATURE APPEARS HERE]       By [SIGNATURE APPEARS HERE]    (SEAL)
---------------------------      -----------------------------
Assistant Secretary                      Vice-President




ATTEST:                        TENANT:
                               RWD TECHNOLOGIES, INC.


[SIGNATURE APPEARS HERE]       By: [SIGNATURE APPEARS HERE]   (SEAL)
---------------------------       ----------------------------
Secretary of Corporation                   President

PART 7
=========================================================================================================
                                    SQUARE         ANNUAL            MONTHLY                   RATE PER
TERM                  SUITE #        FOOT        BASIC RENT        INSTALLMENT      CAF       SQUARE FOOT
---------------------------------------------------------------------------------------------------------
 6/1/96-12/31/97          200*                  $    1,326.80       $   110.57      N/A           $   .62
                          800       12,431         203,371.16        16,947.60        4%            16.36
                          900**                      1,585.34           132.11      N/A               .62
                          900       12,431         203,371.16        16,947.59        4%            16.36
                         1000       12,432         211,095.36        17,591.28        4%            16.98
                         1150        7,056         119,810.88         9,984.24       12%            16.98
                         1200       12,172         206,680.56        17,223.38        4%            16.98
                                    ------      -------------       ----------
 TOTAL:                             56,522      $  947,241.26       $78,936.77
---------------------------------------------------------------------------------------------------------
 01/01/98-12/31/99        200*                  $    1,326.80       $   110.57       NA           $   .62
                          800       12,431         222,017.66        18,501.47        4%            17.86
                          900**                      1,585.34           132.11      N/A               .62
                          900       12,431         222,017.66        18,501.47        4%            17.86
                         1000       12,432         229,743.36        19,145.28        4%            18.48
                         1150        7,056         130,394.88        10,866.24       12%            18.48
                         1200       12,172         224,938.56        18,744.88        4%            18.48
                                    ------      -------------       ----------
 TOTAL:                             56,522      $1,032,024.26       $86,002.02
---------------------------------------------------------------------------------------------------------
 01/01/00-12/31/03        200*                  $    1,326.80       $   110.57      N/A           $   .62
                          800       12,431         237,556.41        19,796.37        4%            19.11
                          900**                      1,585.34           132.11      N/A               .62
                          900       12,431         237,556.41        19,796.37        4%            19.11
                         1000       12,432         245,283.36        20,440.28        4%            19.73
                         1150        7,056         139,214.88        11,601.24       12%            19.73
                         1200       12,172         240,153.56        20,012.79        4%            19.73
                                    ------        -----------       ----------
 TOTAL:                             56,522      $1,102,676.76       $91,889.73
=========================================================================================================

* Unamortized Tenant Improvements Costs and Broker Commissions payable throughout Term for Suite 200 as set forth in Second Amendment to Lease.

** Unamortized Tenant Improvements Costs and Broker Commissions payable throughout Term for the ninth floor.


PART 8
==========================================================================================================================
                                                SQUARE             ANNUAL                  MONTHLY               RATE PER
       TERM                    SUITE #           FOOT            BASIC RENT              INSTALLMENT     CAF    SQUARE FOOT
-----------------------------------------------------------------------------------------------------------------------------
 10/1/96-12/31/97                 200*                          $     1,326.80          $      110.57     N/A       $  .62
                                  500           12,455              196,166.25              16,347.18                15.75
                                  800           12,431              203,371.16              16,947.60      4%        16.36
                                  900**                               1,585.34                 132.11     N/A          .62
                                  900           12,431              203,371.16              16,947.60      4%        16.36
                                 1000           12,432              211,095.36              17,591.28      4%        16.98
                                 1150            7,056              119,810.88               9,984.24     12%        16.98
 TOTAL:                          1200           12,172              206,680.56              17,223.38      4%        16.98
                                                ------          --------------          -------------
                                                68,977          $ 1,143,407.51          $   95,285.96
--------------------------------------------------------------------------------------------------------------------------
 01/01/98-12/31/99                200*                          $     1,326.80          $      110.57     N/A       $  .62
                                  500           12,455              214,848.75              17,904.06                17.25
                                  800           12,431              222,017.66              18,501.47      4%        17.86
                                  900**                               1,585.34                 132.11     N/A          .62
                                  900           12,431              222,017.66              18,501.47      4%        17.86
                                 1000           12,432              229,743.36              19,145.28      4%        18.48
                                 1150            7,056              130,394.88              10,866.24     12%        18.48
 TOTAL:                          1200           12,172              224,938.56              18,744.88      4%        18.48
                                                ------          --------------          -------------
                                                68,977          $ 1,246,873.01          $  103,906.08
--------------------------------------------------------------------------------------------------------------------------
 01/01/00-12/31/03                200*                          $     1,326.80          $      110.57     N/A       $  .62
                                  500           12,455              230,417.50              19,201.46                18.50
                                  800           12,431              237,556.41              19,796.36      4%        19.11
                                  900**                               1,585.34                 132.11     N/A          .62
                                  900           12,431              237,556.41              19,796.36      4%        19.11
                                 1000           12,432              245,283.36              20,440.28      4%        19.73
                                 1150            7,056              139,214.88              11,601.24     12%        19.73
 TOTAL:                          1200           12,172              240,153.56              20,012.80      4%        19.73
                                                ------          --------------          -------------
                                                68,977          $1 ,333,094.26          $ 111,091 .18
==========================================================================================================================

* Unamortized Tenant Improvements Costs and Broker Commissions payable throughout Term for Suite 200 as set forth in Second Amendment to Lease.

** Unamortized Tenant Improvements Costs and Broker Commissions payable throughout Term for the ninth floor.

               [FLOOR PLAN OF PARKVIEW FOURTH FLOOR APPEARS HERE]